UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TopBuild Corp.
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TopBuild

2025 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

TruTeam | DISTRIBUTION INTERNATIONAL | SERVICE PARTNERS | TopBuild Home Services

Dear Fellow Shareholders:

On behalf of the Board of Directors and the management team of TopBuild, it is my pleasure to invite you to participate in our 2025 Annual Meeting of Shareholders, which will be held virtually on April 28, 2025, at 10 AM Eastern Time. We hope that you can join us.

We are extremely proud of our business. Our work plays a key role in reducing energy consumption, supporting our customers’ energy-efficiency targets and maintaining safe and comfortable environments where people live and work. We accomplish this with the quality installation and efficient distribution of insulation and insulation-related products across the residential building envelope, commercial/industrial building envelope, and commercial/ industrial mechanical end markets.

2024

2024 represents our ninth consecutive year of delivering sales and profit growth. Last year we delivered record sales of $5.3 billion, with growth of 2.6%. After reaching the $1 billion mark in adjusted EBITDA in 2023, we again expanded profitability to nearly $1.1 billion. Free cash flow in 2024 continued to be very strong, totaling $706.7 million.

We remained disciplined around capital allocation, completing 8 acquisitions representing $153.1 million in annual revenue. We also returned more than $966.4 million in capital to shareholders by repurchasing approximately 2.5 million shares.

For the second consecutive year, we earned certification by Great Place to Work®, a global authority on workplace culture, employee experience, and effective leadership, that provides independent company assessments based entirely on employees’ feedback about their workplace experience. We were also pleased to be recognized as #57 on Forbes’ America’s Best Companies 2025 inaugural list, a comprehensive ranking of the top 300 U.S. headquartered public companies, as determined by 60 metrics across 11 categories, including financial strength, employee and customer sentiment and workplace stability.

OUR CORE STRENGTHS

Our company’s success and our ability to drive strong returns can be attributed to our core strengths across the business.

First and foremost, we are a people business. Our nearly 14,000 employees are essential to our success, and we strive to be the employer of choice in our industry. We have built a culture around the values of safety, integrity, focus, innovation, unity, community, and empowerment, which serve as the basis for how we conduct business each day.

With 440 branches across the network, we are rooted in local empowerment with central support. We encourage our branches to “Be the Owner” and make the right business decisions to drive operational excellence and strong performance.

As a leader in North America for the installation and distribution of insulation and insulation- related products, we operate in a category with unique supplier and customer dynamics. We place great importance on our supplier relationships and constantly strive to deliver exceptional value and service to our customers.

We continue to leverage technology and manage our dispersed branch network with a single enterprise resource planning (ERP) system. Our ERP system facilitates pricing across our many branches, allows us to analyze business mix and helps us measure and drive productivity and profitability initiatives.

Our commitment to financial discipline is coupled with a thoughtful strategic approach. We continuously evaluate opportunities to drive long-term revenue and profit growth – both organically and through acquisitions. We maintain a healthy balance sheet and prioritize our cash for investment in our business, making synergistic acquisitions and returning capital to our shareholders. We have a strong track record in identifying, analyzing and integrating strategic acquisitions to drive synergies and strong results.

LOOKING AHEAD

The broader macro fundamentals remain supportive of long-term demand growth across our end markets. Low housing inventory, population growth and demographic shifts, as well as ongoing initiatives to reduce energy consumption, decrease utility costs and manage emissions are supportive of our business.

We have a talented management team with deep bench strength and a proven business model that allows us to invest, innovate, and outperform the market in changing environments. We remain committed to driving increased value for all stakeholders.

VOTING YOUR SHARES

Your vote is very important – it ensures you are represented at the Annual Meeting. I encourage you to read the accompanying Proxy Statement carefully and vote for the Board’s nominees and in accordance with the Board’s recommendations on the other proposals. You may cast your vote online, by telephone, by mail, or during the Annual Meeting. Further instructions are provided in the Notice, the proxy card or the voting instruction form provided by your broker. Please vote your shares promptly.

Thank you for your ongoing support and investment in TopBuild.

Sincerely yours, Robert Buck President and Chief Executive Officer

TopBuild Corp. - Proxy Statement 1

TopBuild Corp.

475 North Williamson Boulevard

Daytona Beach, Florida 32114-7101

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of TopBuild Corp.:

The 2025 Annual Meeting of Shareholders of TopBuild Corp. will be held virtually on April 28, 2025, at 10:00 AM Eastern Time, for the following purposes:

(a)	To elect each of Alec C. Covington, Ernesto Bautista III, Robert M. Buck, Joseph S. Cantie, Tina M. Donikowski, Deirdre C. Drake, Mark A. Petrarca and Nancy M. Taylor as Directors of the Company for a term of one year or until their respective successors have been duly elected and qualified;
(b)	To ratify the appointment by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025;
(c)	To approve, on an advisory basis, the compensation of our named executive officers;
(d)	To approve the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan; and
(e)	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on February 27, 2025, may vote at the meeting.

On or about March 14, 2025, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of February 27, 2025, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.

Your vote is very important. As a shareholder, you may vote your shares (1) at the Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice in the section titled “GENERAL INFORMATION ABOUT THE MEETING AND VOTING” of this Proxy Statement, or on the enclosed proxy card.

By order of the Board of Directors.

Luis F. Machado Vice President, General Counsel and Corporate Secretary

Note:  The Board of Directors solicits votes by use of the Company's telephone or internet voting procedures or, if you requested to receive printed proxy materials, the execution and prompt return of the accompanying proxy card in the enclosed return envelope.

TopBuild Corp. - Proxy Statement 2

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider before voting your shares, and you should read this entire Proxy Statement carefully before voting. Page references are supplied to help you find additional information in this Proxy Statement.

Annual Meeting of Shareholders

●	Date and Time: Monday, April 28, 2025, at 10:00 AM Eastern Time
●	Location: virtually at www.virtualshareholdermeeting.com/BLD2025

Who May Vote

You may vote if you were a shareholder of record at the close of business on the record date, February 27, 2025.

We began mailing a Notice of Availability of Proxy Materials on or about March 14, 2025, to those persons who are entitled to vote at the Annual Meeting.

How to Cast Your Vote

You can vote by any of the following methods:

Internet (www.proxyvote.com) until 11:59 PM Eastern Time on April 27, 2025;

Telephone (1-800-690-6903) until 11:59 PM Eastern Time on April 27, 2025;

If you requested to receive printed proxy materials, by completing, signing, and returning your proxy by mail so that it is received no later than April 25, 2025; or

During the Annual Meeting: If you are a shareholder of record, the control number on your proxy card will serve as proof of ownership. If you hold your shares through a broker, nominee or other intermediary, you must present proof of ownership to attend the meeting and must obtain a legal proxy from the broker, nominee or other intermediary that holds your shares giving you the right to vote the shares during the Annual Meeting.

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Recommendation	Page
Election of Directors	FOR each Director Nominee	12
Ratification of Auditor Appointment	FOR	22
Advisory Vote on Executive Compensation	FOR	25
Approval of TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan	FOR	26

TopBuild Corp. - Proxy Statement 3

Director Nominees (page 12)

The Board has nominated each of Alec C. Covington, Ernesto Bautista III, Robert M. Buck, Joseph S. Cantie, Tina M. Donikowski, Deirdre C. Drake, Mark A. Petrarca, and Nancy M. Taylor as Directors, to hold office for a term of one year or until their respective successors have been duly elected and qualified.

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Alec C. Covington(1)	68	2015	Managing Director, Haynes Park Capital, LLC	Yes	Audit Compensation Governance	—
Ernesto Bautista, III	53	2021	Chief Financial Officer of BJ Energy Solutions, LLC	Yes	Audit Compensation Governance	—
Robert M. Buck	55	2021	Chief Executive Officer of the Company	No	None	Core & Main, Inc.
Joseph S. Cantie	61	2015	Former Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp.	Yes	Audit (Chair) Compensation Governance	Howmet Aerospace, Inc.
Tina M. Donikowski	65	2018	Former Vice President, Global Locomotive Business of General Electric	Yes	Audit Compensation Governance	Advanced Energy Industries, Inc.
Deirdre C. Drake	59	2023	Former Executive Vice President, Chief People Officer, and Head of Communications of U.S. Cellular Corporation	Yes	Audit Compensation Governance	U.S. Cellular Corporation
Mark A. Petrarca	61	2015	Former Senior Vice President of Human Resources and Public Affairs, A. O. Smith Corporation	Yes	Audit Compensation (Chair) Governance	—
Nancy M. Taylor	65	2018	Former President and Chief Executive Officer of Tredegar Corporation	Yes	Audit Compensation Governance (Chair)	Malibu Boats, Inc.

(1) Mr. Covington serves as Board Chairperson.

Ratification of Auditor Appointment (page 22)

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2025. Below is summary information about fees billed to us by PwC for services provided in the years ended December 31, 2023 and 2024:

	Year Ended December 31, 2023 ($)	Year Ended December 31, 2024 ($)
Audit Fees	2,410,000	2,405,000
All Other Fees	2,000	2,000
TOTAL	2,412,000	2,407,000

TopBuild Corp. - Proxy Statement 4

Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers (page 25)

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, as they support achieving our goals with appropriate levels of risk and are aligned with shareholder interests, including:

●	long-term equity incentive awards with performance-based vesting;
●	a balanced mix of long-term incentives including restricted stock unit awards to motivate long-term performance and reward executives for gains in the stock price;
●	very limited perquisites;
●	stock ownership requirements for senior officers; and
●	annual incentive compensation bonuses tied directly to performance and capped at varying percentages of base salary, limiting excessive awards for short-term performance.

Approval of TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan (page 26)

We are seeking shareholder approval of our TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan (the “A&R LTIP”), to amend and restate our current plan, the TopBuild Corp. 2015 Long Term Stock Incentive Plan (as amended to the date hereof, the “LTIP”), which will expire on May 2, 2026. If approved by the shareholders, the A&R LTIP will become effective on April 28, 2025, and supplant the LTIP as the Company’s sole plan for issuing equity-based incentive compensation awards. Shares of the Company’s common stock remaining available for awards under the LTIP on such date will continue to be authorized for future awards under the A&R LTIP. We recommend a FOR vote because we believe that the continuation of the Company’s equity-based incentive compensation program under the A&R LTIP is an essential element of our compensation program, which is designed to attract, retain and motivate highly qualified individuals to enhance the success of the Company.

Compensation Committee Report (page 29)

Our compensation programs are designed to attract, retain, and incentivize executive officers to focus on critical business objectives, to appropriately balance risks and rewards, and to effectively lead our business. The fundamental principles of our compensation programs are to reward executive officers based on Company performance, both the achievement of performance goals and the making of effective strategic decisions, and to align executive officers' interests with the long-term interests of our shareholders.

We believe that having a significant ownership interest in our Company via stock ownership is critical to aligning the interests of executive officers with those of our shareholders. Accordingly, equity awards in the form of restricted stock units with extended vesting periods, as well as awards that vest only upon the achievement of performance goals, are an important component of compensation for our executive officers. The value ultimately realized from equity awards depends on the long-term performance of our Company and our common stock.

At our Annual Meeting in 2024, approximately 97% of the votes cast were voted in favor of our say-on-pay proposal, suggesting that an overwhelming majority of our shareholders approve of our executive compensation programs and philosophy.

TopBuild Corp. - Proxy Statement 5

PROXY STATEMENT

2025 Annual Meeting

The 2025 Annual Meeting of Shareholders of TopBuild Corp. (the “Annual Meeting”) will be held virtually at 10:00 AM Eastern Time on April 28, 2025, for the purposes set forth in the accompanying Notice of the 2025 Annual Meeting of Shareholders. This Proxy Statement is being furnished to our shareholders of record as of February 27, 2025 (the “Record Date”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Annual Meeting and at any adjournments or postponements of the Annual Meeting. We refer to TopBuild Corp. in this Proxy Statement as “we,” “us,” “our,” the “Company” or “TopBuild.”

About TopBuild

We are a leading installer and specialty distributor of insulation and other building material products to the construction industry in the United States and Canada. We operate in two segments: our Installation segment, which accounts for approximately 62% of our sales, and our Specialty Distribution segment, which accounts for approximately 38% of our sales. We provide insulation installation services nationwide through our Installation segment, which has approximately 250 branches located across the United States. We distribute building and mechanical insulation, insulation accessories, rain gutters and other building product materials for the residential and commercial/industrial end markets through our Specialty Distribution segment, which has approximately 170 distribution centers across the United States and 20 distribution centers in Canada.

Our principal executive office is located at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101. Our telephone number is (386) 304-2200 and our website is www.topbuild.com. Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “BLD”. Our internet website and the information thereon or connected thereto is not incorporated into or made a part of this Proxy Statement.

TopBuild Corp. - Proxy Statement 6

CORPORATE GOVERNANCE

Strong governance is a critical part of our corporate culture. The following is an overview of our governance practices:

Board of Directors	Board Alignment with Shareholders

• Annual election of directors

•     Separate Chair and CEO roles

•     Independent Board and Committee Chairs

•     Majority voting for uncontested director elections

•     All directors are expected to attend at least 75% of the board and committee meetings

•     All directors are expected to attend the Annual Meeting

•     Annual equity grants align directors and executives with shareholders

•     Annual advisory approval of executive compensation

•     Stock ownership requirements for officers and directors

•     Prohibition on insider hedging of our equity securities

Board Composition	Board Committees
• All independent directors, other than Chief Executive Officer • Diverse Board • 3 current or former Chief Executive Officers • No related party transactions	• All members of the committees of the Board are independent directors • Each Board committee has a charter that establishes its roles and responsibilities • 5 financial experts on the Audit Committee
Board Processes	Compensation

•     Independent directors meet regularly without management present

•     Annual Board and Committee self-assessments

•     Board selection and orientation program

•     Board plays active role in risk oversight

•     Corporate Governance Guidelines approved by Board

•     A significant portion of executive compensation is tied to performance

•     Incentive plan clawback policy

•     Independent advisor hired by the Compensation Committee

•     Safety incident metric included as part of incentive compensation

Shareholder Rights	Integrity and Compliance

•     No supermajority voting requirement to amend certificate of incorporation or bylaws

•     Bylaw provisions governing proxy submissions permit shareholders meeting eligibility requirements to submit director candidates for election

• Code of Business Ethics for all directors, officers, and employees • Environmental, health and safety guidelines • Annual training on ethical behavior for managers and salaried employees

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines set forth the Board's governance practices with respect to leadership structure, Board meetings, access to senior management, director compensation, director qualifications, Board performance, management evaluation and succession planning, and enterprise risk management. The Guidelines are available at: https://www.topbuild.com/esg/corporate-governance.

The Board has also adopted a Code of Business Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other senior officers, in accordance with applicable rules and regulations of the SEC and the NYSE. Our Code of Business Ethics is available at: https://www.topbuild.com/esg/corporate-governance.

Board Leadership Structure

The Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separate or combined. If our Chairperson of the Board does not qualify as independent, then the Board must select a lead independent director to coordinate with the Chairperson of the Board and chair executive sessions of the independent directors. The Board currently separates the roles of Chairperson of the Board and Chief Executive Officer. We believe that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability, and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its shareholders.

TopBuild Corp. - Proxy Statement 7

The Board's independent oversight function is further enhanced by the following:

●	all three standing Committees are composed entirely of independent directors
●	Directors have unrestricted access to management
●	the Board and its Committees may retain their own advisors
●	the full Board regularly evaluates the performance of our Chief Executive Officer against pre-determined goals
●	the Compensation Committee regularly evaluates the performance of our senior executive officers against pre-determined goals

Independent Sessions

The Board and each Committee regularly meet in independent session of only non-management directors, without Company personnel present, with the Chairperson of the Board or the applicable Committee Chairperson presiding.

Annual Board and Committee Self-Assessments

Our Board and each Committee conduct an annual self-assessment designed to determine whether the Board and the Committees are functioning effectively and to discuss the potential to improve their effectiveness. The self-assessment enables directors to provide confidential feedback on a variety of topics including Board and committee structure and composition, culture, responsibility, and accountability of directors. The results are compiled and presented to the Board and each Committee, which consider ways to enhance effectiveness. While the formal Board and Committee self-evaluation is conducted on an annual basis, the directors share perspectives, feedback, and suggestions throughout the year.

Majority Vote Standard for Election of Directors; Director Resignation Policy

Our Amended and Restated Bylaws provide for director majority voting in uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. For election or reelection to the Board in an uncontested election, a director must receive more votes cast in favor of such director’s election than cast against such director’s election. Promptly following the annual meeting at which a person is elected as a director, such person must agree to deliver an irrevocable resignation effective upon such persons’ failure to receive the required vote for reelection at the next meeting at which such person would face reelection, and upon acceptance of such resignation by the Board. Any such resignation will be reviewed by the Governance Committee following the election at which the director failed to receive a majority of votes cast and, within 90 days, make a recommendation to the Board, at which time the independent members (other than the resigning member) of the Board will determine whether to accept, reject, or take other appropriate action with respect to the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept such resignation.

Certain Relationships and Related Party Transactions

The Board has adopted a written related person transactions policy that requires the Board, or a designated committee thereof consisting solely of independent directors, to approve or ratify any transaction involving us in which any director, director nominee, executive officer, 5% beneficial owner of our common stock, or any of their immediate family members has a direct or indirect material interest. This policy covers financial transactions, arrangements or relationships or any series of similar transactions, arrangements, or relationships, including indebtedness and guarantees of indebtedness, as well as transactions involving employment and similar relationships. This policy excludes transactions determined by the Board or a committee of independent directors not to create or involve a material interest on the part of the related person, such as transactions involving the purchase or sale of products or services in the ordinary course of business and valued at $120,000 or less, transactions in which the related person's interest is derived solely from service as a director of another entity that is a party to the transaction, and transactions in which the related person's interest derives solely from his or her ownership (together with that of any other related persons) of less than 10% of the equity interests in another entity (other than a general partnership interest) which is a party to the transaction. The policy requires directors, director nominees, and executive officers to provide prompt written notice to the Corporate Secretary of any related person transaction so it can be reviewed by the Board or a designated committee thereof consisting solely of independent directors to determine whether the related person has a direct or indirect material interest. If the Board or a designated committee thereof consisting solely of disinterested, independent directors determines that a material interest exists, the Board or such committee will consider all relevant information to assess whether the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of our shareholders. The Board reviews this policy annually and makes changes as appropriate. In 2024, no related party transactions as defined under the policy occurred, and none were submitted, reviewed, or rejected.

TopBuild Corp. - Proxy Statement 8

Compensation Committee Interlocks and Insider Participation

In 2024, each of our non-employee directors served on our Compensation Committee, and none of our executive officers or directors was a member of the board of directors of any other company where the relationship is a compensation committee interlock under Securities and Exchange Commission (“SEC”) rules.

Potential Director Candidates

The Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board. We expect our Board to consist of individuals with appropriate skills and experiences to meet Board governance responsibilities and to contribute effectively to our Company. The Governance Committee seeks to ensure that the Board reflects a range of talents, skills, and expertise, particularly in the areas of accounting and finance, management, domestic markets, strategy, leadership, and diversity, each of which provide sound and prudent guidance with respect to our operations and interests.

The Governance Committee does not have a specific policy regarding consideration of director candidates recommended by shareholders but will consider director candidates recommended by shareholders using the same criteria as for other candidates. Shareholders may submit recommendations in accordance with the procedures for nominations and proposals for other business to be brought at the Annual Meeting set forth in this Proxy Statement.

Risk Management

While our management is responsible for the day-to-day management of risks to the Company, our Board has broad oversight responsibility for our risk management programs.

Our Board exercises risk management oversight and control both directly and indirectly, the latter through various Board committees. Our Board regularly reviews information regarding the Company's credit, liquidity, strategy, cybersecurity, and operations, including the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation policies and practices. The Audit Committee is responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks. The Audit Committee is also responsible for oversight of the Code of Business Ethics with respect to executive officers and senior financial officers. The Governance Committee is responsible for oversight of risks related to corporate governance and risks associated with Board independence and potential conflicts of interest. Each of the Board’s committees apprises the full Board of its activities relating to the foregoing, and the Company’s Chief Executive Officer reports to the Board regarding known risks to the Company’s business and strategy.

The Board has retained oversight of the Company’s cybersecurity risk management program. The Company has not experienced an information security breach in the last three years and monitors and maintains active security of its information technology systems. A detailed description of the Company’s processes to assess, identify and manage material cybersecurity risks, as well as management’s role in assessing and managing material cybersecurity risks and the Board’s oversight of cybersecurity risks, is included in Section 1C of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Annual Report”).

The Board has also retained oversight of the Company’s sustainability and business resiliency practices rather than delegating oversight to a committee of the Board. In addition, each standing Committee has assumed climate-related responsibilities under the Board’s oversight, and Committee charters reflect such responsibilities. The Company’s executives and senior managers provide detailed plans, updates, and progress reports on the Company’s approach to climate and related human capital and social framework reporting to the Board for review, and, in turn, the Board provides feedback and direction on an ongoing basis. We encourage you to read our most recent sustainability report and to visit the ESG section of our website for updates and additional policies, information, and materials: www.topbuild.com/esg.

TopBuild Corp. - Proxy Statement 9

Shareholder Engagement

We recognize that good corporate governance includes proactive communications with our shareholders so that we may better understand their priorities and determine how we can best respond to their needs while supporting our investment strategy. Key investors provide input throughout the year at sell-side sponsored industry conferences, on quarterly earnings conference calls, and during individual meetings and conference calls. In 2024, our CFO and investor relations team attended eight sell-side industry conferences and conducted in-person or virtual investor meetings with over 221 separate institutions. While most discussions concern our operations, business performance, and long-term strategy, we also stress our firm commitment to managing and growing our business in a sustainable and socially responsible manner in line with our core values.

Culture of Ethics and Training

The Company is committed to the highest ethical standards in interactions with employees, customers, suppliers, and the public, and has established the following training programs on ethics and professional development:

●	Annual ethics training for all administrative, professional, and managerial employees, including training on our Code of Business Ethics with an acknowledgment by employees completing the training;
●	Annual anti-bribery training for all managers and salaried personnel;
●	Annual fair competition training for all managers and salaried personnel;
●	Anti-harassment training for all managers and salaried personnel every other year (more frequently where mandated by law);
●	Workplace violence training for managers and HR managers every other year (more frequently where mandated by law);
●	Performance management training on-demand for all managers and salaried personnel;
●	Progressive discipline and personal accountability training on-demand for all branch personnel; and
●	On-demand professional development courses available to all employees.

Accuracy of Public Disclosures

It is the Company’s policy that all public disclosures be accurate and complete, fairly present in all material respects the Company’s financial condition and results of operations, and be made on a timely basis as required by applicable laws and securities exchange requirements. A Disclosure Committee oversees this policy. The purpose of the Disclosure Committee is to ensure that the information required to be disclosed by the Company in the reports it files or submits to the SEC and other information the Company publicly discloses is recorded, processed, summarized, and reported accurately to senior management of the Company, as appropriate, to allow timely decisions regarding such disclosure.

Prohibition on Hedging and Other Speculative Transactions

We maintain an insider trading compliance policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers, employees, family members of the foregoing persons and trusts, corporations, and other entities controlled by any of the foregoing persons. Our policy prohibits engaging in any hedging transactions that are designed to hedge or offset any decrease in the market value of our equity securities. Prohibited hedging transactions include, without limitation, the use of variable forward contracts, equity swaps, collars, exchange funds, pledging or holding shares in margin accounts, short selling, or placing standing or limit orders with respect to Company stock. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards, and helps ensure that our officers, directors, and other personnel have the same objectives as our shareholders. A copy of our policy is filed as Exhibit 19.1 to our 2024 Annual Report and is available on our website at: https://www.topbuild.com/esg/our-policies.

TopBuild Corp. - Proxy Statement 10

Corporate Governance Documents

Current copies of the following corporate governance documents are on our website at:

https://www.topbuild.com/esg/corporate-governance:

●Certificate of Incorporation;
●Amended and Restated Bylaws;
●Corporate Governance Guidelines;
●Audit Committee Charter;
●Compensation Committee Charter;
●Governance Committee Charter; and
●Code of Business Ethics.

We will provide any of these documents in print to any shareholder upon written request to TopBuild Investor Relations, 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101.

Communications to the Board

Shareholders and other parties interested in communicating directly with the Board, an individual director, the non-management directors as a group, or a Board Committee should send such communications to the following address:

TopBuild Corp.
c/o Corporate Secretary
475 North Williamson Boulevard
Daytona Beach, Florida 32114-7101

The Corporate Secretary will receive and process all communications. The Corporate Secretary will forward all communications unless the Corporate Secretary determines that a communication is a business solicitation or advertisement, is a request for general information about the Company, or is improper or inappropriate.

TopBuild Corp. - Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

Other than our Chief Executive Officer, who serves as a director, our Board of Directors consists entirely of independent directors, all of whom the Board has affirmatively determined satisfy both the Company’s and the NYSE director independence standards. The currently authorized number of directors is eight.

The Company’s Amended and Restated Certificate of Incorporation provides that all directors serve for a term of one year that expires at the following year’s annual meeting of shareholders. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted “FOR” the election of the below listed nominees to serve as directors of the Company.

Management has no reason to believe that the below listed director nominees will not be candidates or will be unable to serve as Directors. However, in the event that any of the below listed director nominees should become unable or unwilling to serve as Director(s), the proxy card will be voted for the election of such alternate person(s) as shall be designated by the Board. If any alternate person(s) is/are designated by the Board to serve as director nominee(s), the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised proxy card if you requested to receive printed proxy materials) that (i) identify each such substitute nominee, (ii) disclose whether such substitute nominee has consented to being named in the revised Proxy Statement and is willing to serve if elected, and (iii) include certain other disclosures required by applicable proxy rules and regulations with respect to each such substitute nominee. Under our Amended and Restated Certificate of Incorporation, vacancies on the Board shall, except as otherwise required by law, be filled solely by a majority of the directors then in office or by the sole remaining director, and each director so elected shall hold office for a term expiring at the next succeeding annual meeting of shareholders.

Below each director nominee’s biography, we have included an assessment of the skills and qualifications of such nominee.

Alec C. Covington
Director Since: 2015 Managing Director, Haynes Park Capital, LLC Age: 68 Independent / Chairperson of the Board Committees: Audit, Compensation, and Governance Audit Committee Financial Expert

Experience:

Mr. Covington has served as Managing Director of Haynes Park Capital, LLC, a private investment and business consulting firm, since forming the company late in 2013. Mr. Covington served as the President and Chief Executive Officer of Nash-Finch Company, a food distribution company, from 2006 until the company merged with Spartan Stores, Inc. in 2013. From 2004 to 2006, he served as both President and Chief Executive Officer of Tree of Life, Inc., a specialty food distributor, and as a member of the Executive Board of Tree of Life’s parent corporation, Royal Wessanen NV, a corporation based in the Netherlands. From 2001 to 2004, Mr. Covington was Chief Executive Officer of AmeriCold Logistics, LLC, a company that specializes in temperature-controlled warehousing and logistics for the food industry. Prior to that time, Mr. Covington was the President of Richfood Inc. and Executive Vice President of Supervalu Inc.

Skills and Qualifications:

Mr. Covington has a strong background in distribution, supply chain operations, and logistics. His significant leadership, executive management experience, and expertise in the areas of management, operations, and business development provide us with a broad-based understanding of areas important to our growth and operations.

TopBuild Corp. - Proxy Statement 12

Ernesto Bautista, III
Director Since: 2021 Age: 53 Chief Financial Officer, BJ Energy Solutions LLC Independent Committees: Audit, Compensation, and Governance Audit Committee Financial Expert

Experience:

Mr. Bautista is Chief Financial Officer of BJ Energy Solutions LLC an oil and gas service company.  Prior to joining BJ Energy Solutions LLC in 2021, Mr. Bautista served as Vice President, Chief Financial Officer and Treasurer of CARBO Ceramics Inc. (NYSE: CRR) from 2009 to 2020.  In addition, Mr. Bautista served in several senior management roles at W-H Energy Services, Inc. (NYSE: WHQ), ultimately serving as Vice President and Chief Financial Officer prior to the Company’s sale to Smith International Inc.

Skills and Qualifications:

Mr. Bautista has significant experience leading financial and treasury organizations in cyclical industries. His background and expertise provide a deep understanding of finance, financial planning, cash management, strategy, and operations.

Robert M. Buck
Director Since: 2021 President and Chief Executive Officer Age: 55 Committees: None

Experience:

Mr. Buck assumed the position of Chief Executive Officer on January 1, 2021, after serving as President and Chief Operating Officer since the Company’s spin-off from Masco Corporation in June 2015.  At Masco, Mr. Buck served as Group Vice President where he was responsible for the Installation and Other Services Segment consisting of both Masco Contractor Services and Service Partners, LLC. Mr. Buck began his career with Masco in 1997 at Liberty Hardware where he spent eight years in several operations leadership roles and worked extensively in international operations. He became Executive Vice President in 2005 and helped lead the merger of another Masco company with Liberty Hardware before being promoted to the office of President in 2007. Mr. Buck is a director of Core & Main, Inc. (NYSE: CNM), a leading specialty distributor of water, wastewater, storm drainage, fire protection products and related services.

Skills and Qualifications:

Mr. Buck’s leadership positions with Masco, Masco’s subsidiaries and TopBuild give him company-specific knowledge in all areas important to TopBuild’s performance including, among others, key markets, personnel, customer and supplier relationships, operations, marketing, finance, and risk management.

TopBuild Corp. - Proxy Statement 13

Joseph S. Cantie
Director Since: 2015 Former Chief Financial Officer, TRW Automotive Holdings Corp. Age: 61 Independent Committees: Audit (Chair), Compensation, and Governance Audit Committee Financial Expert

Experience:

Mr. Cantie is the former Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp., a diversified global supplier of automotive systems, modules, and components, a position he held from February 2003 until January 2016. From 2001 to 2003, Mr. Cantie was Vice President, Finance for the automotive business of TRW, Inc., a global aerospace, systems and automotive conglomerate. Mr. Cantie served as TRW Inc.’s Vice President, Investor Relations from 1999 until 2001. From 1996 to 1999, Mr. Cantie was employed by LucasVarity plc, serving in several executive positions, including Vice President and Controller. Prior to joining LucasVarity, Mr. Cantie was employed as a certified public accountant with the international accounting firm of KPMG. Mr. Cantie is a director of Howmet Aerospace, Inc. (NYSE: HWM), a provider of advanced engineered solutions for the aerospace and transportation industries.

Skills and Qualifications:

Mr. Cantie has significant experience leading the finance organization of a large company. His financial background and expertise provide us with a deep understanding of finance, financial operations, capital markets, and investor relations, and his operations and transactions experience provide expertise in mergers and acquisitions as well as in strategy, operations, and integration.

Tina M. Donikowski
Director Since: 2018 Former Vice President, Global Locomotive Business of General Electric Age: 65 Independent Committees: Audit, Compensation, and Governance Audit Committee Financial Expert

Experience:

Ms. Donikowski retired from General Electric in 2015 after serving for 38 years in a variety of leadership positions. The most recent were Vice President, Global Locomotive Business of General Electric and Vice President, Propulsion Business of General Electric. Ms. Donikowski currently serves on the Board of Directors of Advanced Energy Industries, Inc. (NASDAQ: AEIS) and ERIEZ Magnetics, a private company, as well as on the Board of Trustees of Gannon University. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering and an Honorary Doctorate from Gannon University.

Skills and Qualifications:

Ms. Donikowski brings with her considerable executive leadership experience derived from her 38-year tenure with General Electric, together with her experience serving as a director of both U.S. and foreign publicly traded companies.

TopBuild Corp. - Proxy Statement 14

Deirdre C. Drake

Director Since: 2023

Former Executive Vice President, Chief People Officer, Head of Corporate Communications, and Corporate Director of U.S. Cellular Corporation

Age: 59

Independent

Committees: Audit, Compensation, and Governance

Experience:

Ms. Drake retired from U.S. Cellular Corporation, a wireless telecommunications services provider, in 2022 after a 33-year career in human resources. Ms. Drake joined U.S. Cellular Corporation in 2014 as Senior Vice President and Chief Human Resources Officer. She was promoted to Executive Vice President in 2018 and, in 2020, assumed the role of Executive Vice President, Chief People Officer and Head of Communications. From 2006 to 2014, Ms. Drake served as Chief Human Resources Officer for The Bank of Montreal Financial Group in the BMO Harris Bank and BMO Capital Markets Divisions. From 1995 to 2006, Ms. Drake held a number of senior management roles with ARAMARK Corporation. Ms. Drake serves on the Board of Directors of U.S. Cellular Corporation (NYSE:  USM).

Skills and Qualifications:

Ms. Drake has substantial expertise in human resources, talent management and communications oversight. Her significant experience in a service-based organization provides valuable insights into the management of human capital, as well as successful integration focused on growth.

Mark A. Petrarca
Director Since: 2015 Former Senior Vice President of Human Resources and Public Affairs, A. O. Smith Corporation Age: 61 Independent Committees: Audit, Compensation (Chair), and Governance

Experience:

Mr. Petrarca served as the Senior Vice President of Human Resources and Public Affairs of A. O. Smith Corporation, a global manufacturer of residential and commercial water heating and water treatment equipment, from 2005 to September 2, 2024. In this role, he was responsible for all human resource activities, including policy and strategy development, performance management, employee relations, compensation and benefits, and organizational development and succession planning, as well as public affairs and communications. Mr. Petrarca joined A. O. Smith Corporation in 1999, serving as Vice President-Human Resources for its Water Products Company until 2005. Mr. Petrarca was previously employed as Director of Human Resources for Strike Weapon Systems, a division of Raytheon Systems Company, and in various manufacturing and human resources positions at the Defense Systems and Electronics Group of Texas Instruments.

Skills and Qualifications:

Mr. Petrarca brings strong expertise in domestic and international human resources and insight into employee relations issues, public affairs, communications, and executive compensation. He provides us with valuable experience in policy and strategy development, performance management, organizational development, succession planning, executive compensation, and mergers and acquisitions. He also has a deep understanding of the building products industry.

TopBuild Corp. - Proxy Statement 15

Nancy M. Taylor
Director Since: 2018 Age: 65 Former President and Chief Executive Officer of Tredegar Corporation Independent Committees: Audit, Compensation, and Governance (Chair) Audit Committee Financial Expert

Experience:

Ms. Taylor served as the President and Chief Executive Officer of Tredegar Corporation, a global manufacturing company, from 2010 until 2015. During her 24-year career with Tredegar, Ms. Taylor held a variety of leadership positions, including President of Tredegar Film Products, Senior Vice President, Strategy, and General Counsel. Ms. Taylor currently serves as a director of Malibu Boats, Inc. (Nasdaq: MMBU).

Skills and Qualifications:

Ms. Taylor has significant executive and board leadership experience, deep corporate governance knowledge and a strong background in the commercial construction market. She also has significant experience in operations, mergers and acquisitions, strategic planning, and risk management.

The Board recommends that you vote “FOR” the election of each of the director nominees.

TopBuild Corp. - Proxy Statement 16

Board Demographics as of January 1, 2025

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings and Committees

Our business is managed under the direction of the Board. The Board has established three standing committees: Audit, Governance, and Compensation. The membership and function of each Committee is described herein.

In 2024, the Board held five regularly scheduled meetings, met telephonically once, and acted by unanimous written consent once. Our Audit Committee and Compensation Committee each met four times, and our Governance Committee met five times. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. Directors are expected to attend the Annual Meeting. All of the Directors then serving on the Board attended the 2024 virtual Annual Meeting of Shareholders.

COMMITTEES OF THE BOARD

Each Committee has a written charter that sets forth in detail the duties and responsibilities of the Committee. Current Committee charters are available on our website at: https://www.topbuild.com/esg/corporate-governance.

TopBuild Corp. - Proxy Statement 17

Audit Committee

Roles and responsibilities:	2024-25 Membership
◾
Appointing and overseeing a firm to serve as the independent registered public accounting firm to audit our financial statements;
◾
Ensuring the independence of the independent registered public accounting firm;
◾
Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end financial results;
◾
Approving or pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
◾
Measuring the adequacy of our internal controls and internal audit function;
◾
Reviewing and reassessing the adequacy of our Code of Business Ethics;
◾
Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
◾
Reviewing issues submitted to the whistleblower line and results of investigations with respect thereto; and
◾
Reviewing disclosures relating to established climate reporting metrics for accuracy and consistency.

Joseph S. Cantie (Chair)

Ernesto Bautista III

Alec C. Covington

Tina M. Donikowski

Deirdre C. Drake

Mark A. Petrarca

Nancy M. Taylor

Number of Meetings in 2024: 4

Independence:

◾
All members of the Audit Committee meet the independence standards and requirements of the NYSE and the SEC
◾
The Board has determined that Directors Bautista, Cantie, Covington, Donikowski and Taylor qualify as “audit committee financial experts” as defined by SEC rules

Governance Committee

Roles and responsibilities:	2024-25 Membership
◾
Identifying and recommending candidates for membership on our Board and recommending directors for appointment to the committees of our Board;
◾
Recommending candidates for Company Officer positions;
◾
Reviewing the adequacy of our Code of Business Ethics as it relates to directors and executive officers, and overseeing compliance with the Code of Business Ethics by directors;
◾
Overseeing the process of evaluating the performance of the Board;
◾
Overseeing an orientation and continuing education program for directors;
◾
Assisting the Board on corporate governance matters, including reviewing and recommending any proposed changes to our Corporate Governance Guidelines, Code of Business Ethics, Amended and Restated Bylaws, and Amended and Restated Certificate of Incorporation; and
◾
Overseeing the governance of and disclosures relating to the Company’s approach to climate reporting processes.

Nancy M. Taylor (Chair)

Ernesto Bautista III

Alec C. Covington

Joseph S. Cantie

Tina M. Donikowski

Deirdre C. Drake

Mark A. Petrarca

Number of Meetings in 2024: 5

Independence:

◾
All members meet the independence standards and requirements of the NYSE

TopBuild Corp. - Proxy Statement 18

Compensation Committee

Roles and responsibilities:	2024-25 Membership
◾Reviewing and approving the Company's compensation and benefits policies generally (subject, if applicable, to shareholder ratification), including reviewing incentive compensation plans and equity-based plans of the Company;
◾Making recommendations to the Board with respect to incentive compensation plans and equity-based plans;
◾Approving and ratifying the grant of awards to the executive officers (other than the CEO) under the Company's incentive compensation and equity-based plans, including amendments to the awards made under any such plans, and reviewing and monitoring awards under such plans;
◾Reviewing and approving corporate goals and objectives relevant to executive compensation for each of the Company's senior corporate executives, evaluating each executive's performance in light of such goals and objectives, and setting each executive's compensation (other than the CEO) based on such evaluation and other factors as the Committee deems appropriate and in the best interests of the Company;
◾Determining the long-term incentive compensation component of senior corporate executives' compensation (other than the CEO) by considering such factors as the Committee deems appropriate and in the best interests of the Company;
◾Recommending the CEO’s compensation (base pay, bonus, and long-term incentives) to the Board for review and approval;
◾Reviewing and recommending Board compensation; and
◾
Overseeing the Company’s human capital and social framework approach, policies, and disclosures as they relate to the climate reporting process.

Committee Advisors:

◾Role of Executive Officers. The CEO and certain other executives assist the Compensation Committee with its review of the compensation of our officers. At the Compensation Committee's request, the CEO provides input for the Compensation Committee to consider regarding the performance and appropriate compensation of the named executive officers other than himself. The CEO does not participate in the Compensation Committee's deliberations or decisions with regard to his own compensation. The Compensation Committee gives considerable weight to the CEO's evaluation of the other named executive officers because of his direct knowledge of each executive.
◾Role of Compensation Consultants. Our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser. In accordance with this authority, the Compensation Committee has engaged Willis Towers Watson as its independent compensation consultant to provide it with objective and expert analyses, advice, and information with respect to executive compensation. All executive compensation services provided by Willis Towers Watson are directed or approved by the Compensation Committee. See “Compensation Discussion and Analysis” below.

Mark A. Petrarca (Chair)

Ernesto Bautista III

Joseph S. Cantie

Alec C. Covington

Tina M. Donikowski

Deirdre C. Drake

Nancy M. Taylor

Number of Meetings in 2024: 4

Independence:

◾
All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our compensation plans or programs, other than our Non-Employee Directors Equity Program and cash compensation
◾
All members are “non-employee directors” (within the meaning of Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))

Director Independence

Our Corporate Governance Guidelines and the rules of the NYSE require that a majority of the members of the Board be independent directors. Our Board has adopted its own director independence standards contained in our Corporate Governance Guidelines to assist it in assessing director independence.

The Board has determined that none of the current directors or director nominees, other than Mr. Buck (who is a current employee of the Company), have a material relationship with the Company, and that each of these directors (other than Mr. Buck) is independent.

TopBuild Corp. - Proxy Statement 19

The Board has also determined that (a) all members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC, (b) all members of the Compensation Committee meet the independence standards of the NYSE, and (c) all members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b‑3 of the Exchange Act).

Summary

We have provided information about the capabilities, experience, skills, and other qualifications of our directors in their biographies and as set forth above. The Board considered these qualifications and concluded that each current director and director nominee is qualified to serve as a director of the Company. In addition, the Board has determined that each director and director nominee possess the skills, judgment, experience, reputation, and commitment to make a constructive contribution to the Board.

DIRECTOR COMPENSATION

In 2024, as compensation for their service on our Board, each of our non-employee directors received an annual retainer of $240,000, of which $97,500 was paid in cash and $142,500 was paid in the form of restricted stock. The restrictions on the restricted stock granted to our non-employee directors generally lapse on the first anniversary of the grant date and in full upon a change in control of the Company. Our Chairman of the Board receives an additional annual cash retainer of $140,000 for service in this position. The additional annual retainers for serving as Chair of the Audit Committee, Compensation Committee, and Governance Committee were $20,000, $15,000, and $15,000, respectively. Our non-employee directors do not receive any perquisites. Mr. Buck, who is a director and the Chief Executive Officer of our company, does not receive additional compensation for service as a director. The table below shows the compensation of our non-employee directors for the year ended December 31, 2024.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alec C. Covington	237,500	142,500	380,000
Ernesto Bautista, III	97,500	142,500	240,000
Joseph S. Cantie	117,500	142,500	260,000
Tina M. Donikowski	97,500	142,500	240,000
Deirdre C. Drake	97,500	142,500	240,000
Mark A. Petrarca	112,500	142,500	255,000
Nancy M. Taylor	112,500	142,500	255,000

(1) This column reflects the grant date fair value of the restricted stock granted to our independent directors during 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The restricted stock, consisting of 340 shares of common stock of the Company, entitle the holder to vote and receive any cash dividends (net of required tax withholding) on the shares but the holder is unable to obtain a stock certificate or sell, encumber, or otherwise transfer the shares except in accordance with the LTIP. The restrictions on the restricted stock lapse on April 29, 2025, which is the first anniversary of the grant date, subject to continued service until such date.

Non-Employee Director Stock Ownership Guidelines

Our Governance Committee has adopted a policy requiring that our non-employee directors own five times their annual cash retainer in our common stock. These guidelines become effective upon a non-employee director’s election to the Board and give such director five years from the effective date to achieve the targeted ownership. All of our non-employee directors have satisfied the guidelines or are on track to be in compliance with the guidelines within the five-year window.

TopBuild Corp. - Proxy Statement 20

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of TopBuild's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the 2024 Annual Report with the Company's management and independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls systems, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for expressing, and has expressed, an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received written disclosures and the letter from PwC in accordance with the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed its independence with PwC. The Audit Committee has also considered whether PwC's provision of non-audit services to the Company is compatible with maintaining PwC's independence.

The Audit Committee discussed with the Company's internal auditors and with PwC the overall scope and plans for their respective audits. The Audit Committee also met with the internal auditors and with PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2024 Annual Report for filing with the SEC.

Audit Committee

Joseph S. Cantie (Chair)

Ernesto Bautista III

Alec C. Covington

Tina M. Donikowski

Deirdre C. Drake

Mark A. Petrarca

Nancy M. Taylor

TopBuild Corp. - Proxy Statement 21

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PwC, an independent registered public accounting firm, to audit the Company’s financial statements for the year ending December 31, 2025. The Company is submitting its appointment of PwC for ratification by the shareholders at the Annual Meeting. A representative of PwC, who is expected to be present at the Annual Meeting, will have the opportunity to make a statement and be available to respond to appropriate questions.

Although the selection and appointment of our independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board deems it desirable to obtain shareholders’ ratification and approval of this appointment. If the appointment is not ratified by our shareholders, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting an alternative independent registered public accounting firm for the following year, but it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

In making its recommendation to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025, the Audit Committee considered whether the services provided by PwC are compatible with maintaining the independence of PwC.

Before the Audit Committee selected PwC, it carefully considered the independence and qualifications of that firm, including its past performance as the Company’s independent registered public accounting firm and its reputation for integrity and competence in the fields of accounting and auditing.

Audit Fees

The following table sets forth the aggregate fees billed to us by PwC for the years ended December 31, 2023 and 2024, all of which were pre-approved by the Audit Committee in accordance with its policy described below:

	Year Ended December 31, 2023 ($)	Year Ended December 31, 2024 ($)
Audit Fees(1)	2,410,000	2,405,000
All Other Fees(2)	2,000	2,000
TOTAL	2,412,000	2,407,000

(1)  Audit Fees consisted of fees billed or estimated to be billed by PwC for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of our interim financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2023 and 2024.

(2)  All Other Fees consisted of fees for a disclosure tool subscription.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, compensating, and overseeing the work performed by PwC as well as audit services performed by other independent public accounting firms. The Audit Committee has established a policy governing our use of the services of PwC. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by PwC to ensure that the provision of such services does not impair PwC’s independence.

The Board recommends that you vote “FOR” the ratification of the appointment of PwC as the Company's independent registered public accounting firm.

TopBuild Corp. - Proxy Statement 22

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT SHAREHOLDERS

Directors and Executive Officers

The following table sets forth, as of February 27, 2025, beneficial ownership of TopBuild common stock by each executive officer named in the Summary Compensation Table in this Proxy Statement, each director or director nominee, and by all directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by such person that are exercisable as of February 27, 2025, or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of such person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Shares Beneficially Owned (#)	Percent of Class(2)
Robert M. Buck	37,358	*
Robert M. Kuhns	8,089	*
Steven P. Raia	4,646	*
Joseph M. Viselli	4,044	*
Luis F. Machado	7,050	*
Ernesto Bautista, III	2,030	*
Joseph S. Cantie	22,960	*
Alec C. Covington	14,210	*
Tina M. Donikowski	4,100	*
Deirdre C. Drake	1,245	*
Mark A. Petrarca	14,210	*
Nancy M. Taylor	5,920	*
All current directors and executive officers of the company as a group (12 persons)	125,862	*

*  Less than 1%

(1)  The address for each beneficial owner listed in this table is 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101.

(2)  As of February 27, 2025, we had 29,245,308 shares of common stock outstanding.

TopBuild Corp. - Proxy Statement 23

Certain Other Shareholders

As of December 31, 2024, the following were beneficial owners known by us to hold more than 5% of the 29,367,087 shares of then outstanding common stock.  Unless otherwise indicated, each beneficial owner has sole voting and dispositive power with respect to the common stock held. In accordance with SEC rules, information with respect to each shareholder identified in the table below is derived from its most recently dated Schedule 13F/G or 13D, as filed by each respective shareholder with the SEC. We do not know, nor do we have reason to believe, that such information is not complete or accurate or that a statement or amendment should have been filed and was not.

Name and Address of Beneficial Owner	Shares Beneficially Owned (#)	Percent of Class (%)
Capital Research Global Investors, 333 S. Hope St, 55th Floor, Los Angeles, CA 90071(1)	3,029,012	10.3%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001(2)	3,001,370	10.2%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(3)	2,795,935	9.5%
FMR LLC, 245 Summer Street, Boston, MA 02210(4)	1,627,731	5.5%

(1)  Based on a Schedule 13F filed with the SEC on February 13, 2025.

(2)  Based on a Schedule 13F filed with the SEC on February 7, 2025.

(3)  Based on a Schedule 13F filed with the SEC on February 11, 2025.

(4)  Based on a Schedule 13F filed with the SEC on February 13, 2025.

TopBuild Corp. - Proxy Statement 24

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, which was added under the DoddFrank Wall Street Reform and Consumer Protection Act enacted in July 2010, requires that we provide shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules (commonly referred to as “SayonPay”). A Say-on-Pay vote is held annually, and we currently anticipate that the next such vote after the 2025 Annual Meeting will occur next year in connection with our 2026 Annual Meeting.

We encourage shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the other related tables and disclosures for a detailed description of the year 2024 compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement appropriately reflects our results during the year.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers. This vote is advisory, which means that it is not binding on the Company, the Board, or the Compensation Committee. However, we value the opinions of our shareholders, and the Board and the Compensation Committee will review the voting results and expect to take into account the outcome of the vote when considering future compensation decisions for the named executive officers.

Accordingly, we ask our shareholders to vote on the following resolution:

“RESOLVED, that the Company's shareholders approve, on a nonbinding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative discussion.”

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

TopBuild Corp. - Proxy Statement 25

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2015 LONG TERM STOCK INCENTIVE PLAN

On February 18, 2025, the Board of Directors of the Company, on the recommendation of the Compensation Committee, unanimously adopted the A&R LTIP, subject to shareholder approval.

The LTIP will expire on May 2, 2026. As of the Record Date, 1,683,663 shares of the Company’s common stock remain available for awards thereunder. If approved by the shareholders, the A&R LTIP will become effective on April 28, 2025, and supplant the LTIP as the Company’s sole plan for issuing equity-based incentive compensation awards. Awards granted under the LTIP and outstanding as of such date will continue to be governed by the LTIP. Shares of the Company’s common stock remaining available for awards under the LTIP on April 28, 2025 (the “Rollover Shares”), will continue to be authorized for future awards under the A&R LTIP. See below for a detailed description of the shares that will be available for awards under the A&R LTIP.

The A&R LTIP will continue our equity-based incentive compensation program under substantially the same terms as the LTIP. A copy of the A&R LTIP is attached to this Proxy Statement as Appendix B. All capitalized terms not otherwise defined in this proposal have the meanings assigned to them in the A&R LTIP. The following summary of the material terms of the A&R LTIP is qualified in its entirety by reference to the full text of the A&R LTIP.

Background and Purpose for the Proposal

Our shareholders approved the LTIP at our 2016 Annual Meeting of Stockholders held on May 2, 2016. We believe that our equity-based incentive compensation program established under the LTIP enabled the Company to recruit and retain the talented individuals needed to grow our business. The use of equity-based awards as a key component of our compensation program is important to our continued success because the program aligns the interests of our employees, non-employee directors and other award recipients with our shareholders and the long-term performance of the Company. Without our equity-based incentive compensation program we may have found it necessary to offer higher levels of cash compensation to provide competitive compensation packages necessary to recruit and retain key talent.

The purposes of the A&R LTIP are to continue our equity-based incentive compensation program to encourage employees, non-employee directors and consultants to the Company to (i) acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and (ii) enhance the ability of the Company to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its shareholders.

We believe the A&R LTIP is essential to the Company’s future success and recommend shareholders vote in favor of its approval.

Amendments to the LTIP

The terms and provisions of the A&R LTIP are substantially the same as the LTIP, with the following modifications:

●	Authorization of the Rollover Shares for future awards under the Company’s equity-based incentive compensation program;
●	Updates necessary to address legal and regulatory changes occurring since initial LTIP approval;
●	Updates to limitations and permissive provisions to comport with current market practices and peer benchmarks;
●	Clarifying restrictions on repricing; and
●	Clerical corrections and edits intended to improve the clarity and readability of the plan.

Features of the A&R LTIP

We believe that the A&R LTIP includes provisions that are consistent with best practices for equity-based incentive compensation and sound corporate governance practices, including the following:

●	Administration by an independent committee. The A&R LTIP will be administered by the Compensation Committee, which is comprised of independent directors of the Company.
●	Variety of equity award types. To provide flexibility to structure appropriate incentives and respond to changes in the marketplace for talent, the A&R LTIP provides for many types of equity awards, including Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, Performance Awards, and Dividend Equivalents.
●	No discounted awards. The purchase price under Options and the grant price of Stock Appreciation Rights may not be less than 100% of the fair market value of the underlying shares on the date of grant.
●	Limitation on the term of stock options and appreciation rights. The term of each Option or Stock Appreciation Right may not exceed ten years.
●	Stock-based award and compensation limits. Award and compensation limits consistent with current market practices and peer benchmarks.

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●	Clawback. Awards granted under the A&R LTIP are subject to the Company’s incentive compensation recovery policies as in effect from time to time.
●	Fixed term. No grant will be made under the A&R LTIP on or after the tenth anniversary of the date on which the shareholders approve the plan.

Shares Available Under the A&R LTIP

When deciding on the number of shares to be available under the A&R LTIP, our Compensation Committee and Board of Directors, with the advice of our compensation consultant, considered the dilutive impact of our equity-based incentive compensation program on our shareholders and sought to balance this impact with the value of equity-based awards on recruiting and motivating talent. The following table provides information regarding the shares of our common stock outstanding, awards outstanding, and shares remaining available for future awards as of the Record Date:

Shares of Common Stock Outstanding		29,245,308
LTIP Awards Outstanding: ● Restricted Stock Units (at Target Performance) ● Stock Options o Weighted Average Exercise Price o Weighted Average Remaining Term ● Total	$83.97 4 years	150,110 112,612 262,722
Shares Remaining Available for Future Awards Under the LTIP		1,683,663

If our shareholders approve the A&R LTIP, we will grant no additional awards under the LTIP on or after April 28, 2025. Shares authorized for future awards under the LTIP on such date, and shares subject to outstanding awards on such date that are later forfeited, canceled, expired or settled in cash, may thereafter be used for awards under the A&R LTIP.

If approved, the A&R LTIP will authorize the Rollover Shares for future awards, which represent approximately 5.8% of the Company’s common stock outstanding as of the Record Date. Our Compensation Committee and Board believe the potential dilution by the Rollover Shares remains reasonable to meet the business objectives of our equity-based incentive compensation program.

The average number of shares subject to awards granted under the LTIP per year over the last three fiscal years is 80,671, including shares issued upon achievement of results above target performance. Based on the Company’s recent stock performance, our Compensation Committee and Board, with the advice of our compensation consultant, believe the Rollover Shares will be sufficient to continue supporting the Company’s equity-based incentive compensation program for the term of the plan and therefore are not recommending that any additional shares be made available for awards.

Plan Summary

The following summary of the material terms of the A&R LTIP is qualified in its entirety by reference to the full text of the A&R LTIP.

Administration of the Plan. The A&R LTIP will be administered by the Compensation Committee, which will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment, and other terms and conditions of such awards, consistent with the provisions of the plan.

Eligible Participants. Employees, officers, non-employee directors, and consultants of the Company are eligible to receive awards under the A&R LTIP.

Maximum Shares Available Under the Plan. Subject to adjustment as set forth in the A&R LTIP and summarized below, the number of shares of common stock available for awards under the plan will not exceed the Rollover Shares, as adjusted under the A&R LTIP share counting rules.

Share Counting Rules. If an award is forfeited, canceled, expired or settled in cash, the shares subject to such award will again be available for grant under the A&R LTIP. Shares withheld by the Company, tendered, used in payment of an option, or used to satisfy a tax withholding obligation will not be added back to the number of shares available for awards under the plan.

Types of Awards. The Compensation Committee may authorize the grant of awards in the form of Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, Performance Awards, and Dividend Equivalents. Each award will be subject to such vesting, performance, termination, and other terms and conditions as the Compensation Committee may determine.

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Options. The Compensation Committee may authorize the grant of Options upon such terms and conditions as it may determine, provided that the purchase price per share under each Option may not be less than the fair market value of the shares underlying such Option on the date of grant, and the term may not exceed ten years.

Stock Appreciation Rights. A Stock Appreciation Right entitles the grantee to receive from the Company upon exercise an amount equal to the excess of (x) the fair market value of one share of common stock on the date of exercise, over (y) the fair market value on the date of grant. Subject to the terms of the plan, the Compensation Committee shall determine the grant price, which may not be less than 100% of the fair market value of the shares underlying the Stock Appreciation Right on the date of grant, and the term may not exceed ten years.

Restricted Stock and Restricted Stock Units. The Compensation Committee is authorized to grant Restricted Stock, which shall consist of shares of common stock, and Restricted Stock Units, which shall be the right to receive cash, shares of common stock, or other securities, awards, or property, in each case upon such terms and conditions as the Compensation Committee may determine.

Performance Awards. The Compensation Committee may authorize the grant of Performance Awards, which may be payable in cash, shares of common stock, or other securities or awards, and which are payable upon the achievement of such performance goals as the Compensation Committee may establish.

Dividend Equivalents. The Compensation Committee is authorized to grant awards which entitle the grantee to receive payments equivalent to dividends or interest with respect to an identified number of shares of common stock, provided that such entitlements may not be awarded on Options or Stock Appreciation Rights, or on unearned Performance Awards.

Adjustments. The A&R LTIP provides that the Compensation Committee may adjust the terms and conditions of awards granted under the plan in recognition of unusual or nonrecurring events, such as the issuance of a dividend, recapitalization, merger, consolidation, spin-off, or other extraordinary transaction or event which affects the Company’s common stock, in such manner as the Compensation Committee deems appropriate to prevent dilution or enlargement of the benefits or potential benefits under such awards.

Amendments. The Board of Directors may amend the A&R LTIP, provided that no amendment shall be effective until approved by the shareholders of the Company if (i) shareholder approval is required by applicable law, rule or regulation; or (ii) such amendment would materially increase the number of shares available for awards under the plan, change the type of awards that may be granted under the plan, expand the class of persons eligible to receive awards under the plan, or reduce the price at which an Option or Stock Appreciation Right is exercisable (other than in connection with an extraordinary transaction or event which affects the Company’s common stock).

Registration with the SEC

The Rollover Shares will remain subject to the Company’s currently effective Registration Statement on Form S-8 filed with the SEC on July 1, 2015.

Shareholder Approval

The Board of Directors believes it is in the best interests of the Company and our shareholders to approve the A&R LTIP. It is essential to the success of the Company that we attract and retain individuals who can lead our business and make effective strategic decisions, and to motivate these individuals to maximize our Company’s performance and create long-term value for our shareholders. Our Board believes that the continuation of the Company’s equity-based incentive compensation program under the A&R LTIP is essential for the success of the Company.

All members of our Board and all of the Company’s executive officers are eligible for awards under the A&R LTIP and thus have a personal interest in the approval of the A&R LTIP.

The affirmative vote of a majority of the votes cast on this Proposal 4 will be required to approve the A&R LTIP (i.e., the number of “FOR” votes must exceed the number of “AGAINST” votes for this proposal to be approved). We urge shareholders to carefully consider this proposal and to vote in favor of its approval. For full details of the A&R LTIP, please refer to the plan document attached to this Proxy Statement as Appendix B.

The Board of Directors unanimously recommends shareholders approve the A&R LTIP by voting “FOR” Proposal 4.

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The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of TopBuild's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the 2024 Annual Report.

Compensation Committee

Mark A. Petrarca (Chair)

Ernesto Bautista III
Joseph S. Cantie
Alec C. Covington
Tina M. Donikowski

Deirdre C. Drake
Nancy M. Taylor

Compensation Discussion and Analysis

Overview

For purposes of this Compensation Discussion and Analysis, our named executive officers are identified below (collectively, our “named executive officers”). The information provided reflects summary information concerning TopBuild's executive compensation approach. There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.

Named Executive Officers

Name	TopBuild Title
Robert M. Buck	President and Chief Executive Officer
Robert M. Kuhns	Vice President and Chief Financial Officer
Steven P. Raia	President, TopBuild Special Operations and Executive Adviser
Joseph M. Viselli	Vice President and Chief Growth Officer
Luis F. Machado	Vice President, General Counsel and Corporate Secretary

TopBuild Compensation Programs

We recognize the importance of attracting and retaining executive officers who can effectively lead our business and make effective strategic decisions, and of motivating them to maximize our Company's performance and create long-term value for our shareholders. We believe in rewarding our executive officers based on Company performance. Our Compensation Committee continually analyzes our compensation practices and programs thoughtfully and thoroughly.

Consideration of Shareholder Vote on Executive Compensation

At our 2024 Annual Meeting, our shareholders had the opportunity to cast an advisory vote on our executive compensation, referred to as the say-on-pay proposal. At that meeting, approximately 97% of the votes cast were voted in favor of the say-on-pay proposal, suggesting that an overwhelming majority of our shareholders approve of our executive compensation programs and philosophy. The Compensation Committee considered this vote when constructing and approving the Company’s ongoing compensation structure for our executives. Based on this strong shareholder support at our 2024 Annual Meeting, the Compensation Committee made no changes to our executive compensation program as a direct result of such vote.

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Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

●	Attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent.
●	Encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk-taking.
●	Recognizing and rewarding the accomplishment of individual and organizational goals focused on both the short-term and the long-term.
●	Promoting a direct relationship between executive compensation and our shareholder interests.

Our performance-based cash and equity awards link a significant portion of executive compensation to Company performance. We believe that an executive's total compensation opportunity should increase commensurate with his or her responsibility and capacity to influence our results. Additionally, as an executive's responsibility and accountability increase, so should the portion of that person's compensation that is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Performance-based equity awards that vest only upon the achievement of pre-defined goals and time-based equity awards that vest over multiple years are important components of compensation for our executive officers. The value ultimately realized from equity awards depends on Company performance and the value delivered to shareholders through the long-term performance of TopBuild’s common stock.

TopBuild Compensation Practices

TopBuild has adopted the following compensation practices:

●	a compensation mix weighted towards performance-based incentives;
●	a significant portion of executive compensation tied to stock price performance;
●	an annual market analysis of executive compensation levels and trends;
●	limited perquisites to our executive officers;
●	no individual employment agreements;
●	no excise tax gross-ups;
●	prohibiting the re-pricing of options under our equity plan without shareholder approval; and
●	recovery of excess past incentive compensation in the event of a restatement of our financial statements.

As a guideline, we target executive compensation levels within 90%-110% of market median as compared to the benchmarked positions as described below. However, target pay for any individual executive may be set above or below this range due to experience levels, unique job qualifications, internal equity considerations, or other factors which may be considered relevant by management and the Compensation Committee.

Stock Ownership Guidelines

Our Compensation Committee has adopted a policy requiring our senior officers, including the named executive officers, to own a multiple of their base salary in our common stock. For our Chief Executive Officer, the multiple is five times base salary. For our Chief Financial Officer and Chief Operating Officer (if applicable), the multiple is three times base salary. For our General Counsel and Secretary and our Chief Human Resources Officer, the multiple is two times base salary. For all other executives reporting to the Chief Executive Officer, at the level of Vice President and above, or leading an operating segment, the multiple is one times base salary. Individuals have five years from the point of being subject to the ownership guidelines to achieve the prescribed multiple and are permitted to only sell our common stock in order to pay taxes on vesting equity until the required ownership is achieved. All of our named executive officers have satisfied the guidelines or are on track to be in compliance with the guidelines within the five-year window.

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Executive Compensation Approach

TopBuild's executive compensation program features the following primary components:

●	Base salary;
●	Annual cash bonus; and
●	Long-term incentives.

Our executive officers enter into award agreements in connection with grants of equity awards. The award agreements and the Severance Plan (described in the section below entitled “Payments upon a Change of Control and/or Termination of Employment”) contain certain restrictive covenants, including a non-competition covenant during employment and for one year thereafter. In addition, our executive officers participate in the same benefit programs as our salaried employees, including healthcare and wellness programs and a defined contribution (401(k)) savings plan. They also have access to an executive physical exam program that provides for an annual health assessment.

Long-Term Incentive Compensation

Our Long-Term Incentive (“LTI”) compensation program is comprised of performance-based restricted stock units (“PRSUs”), which constitute 60% of the grant value, and time-based restricted stock units (“RSUs”), which constitute 40% of the grant value. See “Long-Term Incentive Program,” below.

Compensation Benchmarking

We compete for talent in competitive labor environments. To attract and retain critical leadership, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing and reviewing our programs and to monitor how they compare with the marketplace. The Compensation Committee has retained Willis Towers Watson, a leading global executive compensation consultant, to advise the Compensation Committee on market trends relative to executive compensation, to provide market data as requested, and to share views on issues being discussed by the Compensation Committee.

The Compensation Committee has sole authority to approve the independent compensation consultant's fees and terms of engagement on executive compensation matters and reviews its relationship with Willis Towers Watson annually to ensure independence on executive compensation matters. In making its determination, the Compensation Committee reviews the independence of Willis Towers Watson and the individual representatives of Willis Towers Watson who serve as the Compensation Committee's advisors, and considers the following specific factors: (i) other services provided to us by Willis Towers Watson; (ii) fees paid by us to Willis Towers Watson as a percentage of Willis Towers Watson's total revenue; (iii) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Willis Towers Watson who advised the Compensation Committee and any member of the Compensation Committee; (v) any shares of our Company's common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Willis Towers Watson or the individual representatives.

The Compensation Committee concluded, based on the evaluation described above, that the services performed by Willis Towers Watson which do not relate to executive compensation do not raise a conflict of interest or impair Willis Towers Watson's ability to provide independent advice to the Compensation Committee regarding executive compensation matters.

We endeavor to benchmark our executive compensation levels against similarly situated executives in comparably sized organizations. We believe we compete for executive talent with other non-financial institutions across multiple industrial segments. With that in mind, our consultants look at compensation practices and pay levels for a general industry group of comparable executives, size-adjusted for organizations with a similar revenue size, and the same metrics for a building products peer group.

We identified the following companies as benchmarks for our executive compensation building products peer group. The list is unchanged from last year except we removed Watsco, Inc. and added Taylor Morrison Home Corporation. We made these changes based on a number of factors and the recommendation of our compensation consultant.

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Beacon Roofing Supply, Inc.	Masonite International Corporation
BlueLinx Holdings Inc.	Meritage Homes Corporation
Boise Cascade Company	M/I Homes, Inc.
Comfort Systems USA, Inc.	Patrick Industries, Inc.
Dycom Industries, Inc.	Pool Corporation
Installed Building Products, Inc.	Simpson Manufacturing Co., Inc.
KB Home	Taylor Morrison Home Corporation
Louisiana-Pacific Corporation	UFP Industries, Inc.

We feel this blended approach between a building products peer group and a broad general industry compensation survey dataset compiled by Willis Towers Watson gives us a realistic view of the compensation levels needed to attract and retain top executive talent.

For 2024, the Compensation Committee targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. The Compensation Committee considers a range of 90% - 110% of median to be appropriate when reviewing total compensation because a number of variables can influence the relationship of an individual executive's pay components to the survey median data. Although the Compensation Committee attempts to have each component of compensation in this target range, the Compensation Committee puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

Compensation of Named Executive Officers

The table below summarizes the 2024 compensation levels for each of our current named executive officers.

Name	Position	Base Salary ($)	Target Bonus (%)(1)	LTI Level ($)(2)
Robert M. Buck	Chief Executive Officer	1,040,000	125%	4,700,000
Robert M. Kuhns	Vice President and Chief Financial Officer	545,000	75%	1,275,000
Steven P. Raia	President, TopBuild Special Operations and Executive Adviser	550,000	75%	750,000
Joseph M. Viselli	Vice President and Chief Growth Officer	500,000	75%	850,000
Luis F. Machado	Vice President, General Counsel and Corporate Secretary	475,000	65%	700,000

(1)  The bonus award paid is based on performance and is capped at the maximum payout, equal to 200% of target.

(2)  PRSUs represent 60% of the grant date value (the maximum payout of PRSUs is 200% of target); RSUs represent 40% of the grant date value.

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2024 Annual Incentive Plan Bonus

TopBuild provided an annual cash bonus opportunity for 2024 to our named executive officers to emphasize annual performance, provide incentive to achieve critical business objectives, and align officers' interests with those of our shareholders.

The performance metrics were adjusted operating income as a percentage of sales (weighted 30%), adjusted operating income (weighted 30%), net sales (weighted 20%), working capital as a percentage of sales (weighted 10%), and achievement of a minimum safety incident rate (weighted 10%). The threshold, target and maximum goals set for the 2024 annual performance program are set forth below. We believe these metrics most effectively drive enhanced shareholder value creation, and we weighted adjusted operating income as a percentage of sales and adjusted operating income more heavily because they reflect the primary drivers of our stock price performance.

Annual Performance Goals and Achievements

The following table shows target and actual performance along with percentage attained for the 2024 annual performance program.

Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result(1)	Actual Percentage Attained Relative to Target	Weighting	Actual Weighted Performance Percentage
Adjusted Operating Income as a Percentage of Sales	14.5%	17.0%	18.7%	17.3%	117.0%	30.0%	35.1%
Operating Income, as Adjusted ($ in millions)	$788.9	$928.1	$1,020.9	$908.0	89.2%	30.0%	26.8%
Net Sales ($ in millions)	$4,914.2	$5,460.2	$6,006.2	$5,251.8	71.4%	20.0%	14.3%
Working Capital as a Percentage of Sales	14.3%	13.0%	11.7%	14.0%	42.3%	10.0%	4.2%
Safety Incident Rate	2.68	2.23	1.97	1.95	200.0%	10.0%	20.0%
TOTAL							100.4%

(1)  For purposes of determining achievement of the performance target, the results are adjusted to exclude the impact of acquisitions and other unusual charges which were not included when targets were set.

To determine the cash bonus to be paid to our named executive officers based on the 2024 performance achievements set forth above, the actual weighted performance percentage achieved applicable for each executive officer was multiplied by such executive officer’s applicable target bonus percentage, which was in turn multiplied by such executive officer’s base salary. For those executive officers responsible for operating segments, a blend of performance metrics is used which includes the metrics described above and metrics specific to such officer’s operating segment performance.

Threshold, target, and maximum payouts under the 2024 Annual Incentive Plan (AIP) bonus are shown in the 2024 Grants of Plan-Based Awards Table, while compensation achieved in respect of 2024 performance is shown in the Summary Compensation Table.

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Long-Term Incentive Program

Results for LTIP Awards with Performance Periods Ending in 2024

During 2024, the three-year performance period for our 2022 performance-based restricted stock unit awards ended. Vesting of these awards was subject to the Company achieving certain pre-determined performance goals based on our cumulative earnings per share (50% of award) and our relative total shareholder return (“TSR”) (50% of award), over the three-year period ending on December 31, 2024. Partial payouts are permitted for performance that falls below target levels (in either of the two measures) and our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Our Compensation Committee determined payout as follows:

	EPS Performance			TSR Performance
Name	Target Shares Granted (#)	Payout (%)(1)	Performance Shares Earned (#)	Target Shares Granted (#)	Payout (%)(2)	Performance Shares Earned (#)	Amount Paid on February 22, 2025 ($)(3)
Robert M. Buck	4,240	200%	8,480	4,240	0%	-	2,576,054
Robert M. Kuhns	1,092	200%	2,184	1,092	0%	-	663,456
Steven P. Raia	674	200%	1,348	674	0%	-	409,495
Joseph M. Viselli	134	200%	268	134	0%	-	81,413
Luis F. Machado	790	200%	1,580	790	0%	-	479,972

(1)  Adjusted EPS target of $46.71. For purposes of the LTIP, EPS adjusted to exclude the impact of acquisitions and other unusual charges not included when targets were set. Under the LTIP, payout is increased to 200% of the target award level for performance that exceeds the target by 10% or more. The actual result exceeded target by 16.3%, resulting in a payout of 200%.

(2) Total shareholder return earned 26.2% over the cumulative three-year period ended December 31, 2024, which ranked in the bottom quartile of the Company’s peer group and resulted in a payout of 0%.

(3)  Reflects the total value of common shares issued upon vesting of the 2022 performance-based restricted stock unit awards, based on the closing stock price of $303.78 on February 21, 2025.

2024 LTIP Awards

In February 2024, our Compensation Committee approved LTI awards designed to align executive compensation with market practices, reflect our strategic priorities, create a strong link between compensation and performance, drive compensation consistency by having the same performance metrics for executives and non-executives, and assist with the ability to attract and retain key employees. The LTI awards provide retention value by requiring continuous employment through the payment date, except as otherwise provided in the Severance Plan (see “Payments upon a Change of Control and/or Termination of Employment” below). In sizing the grants for our named executive officers, our Compensation Committee considered compensation peer group data and the named executive officer’s expected role in driving our operating results and creating value for our stockholders. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation. The timing of the grants follows our regular annual schedule and occurs independently of the release of any material nonpublic information.

The February 2024 LTI awards consisted of time-based RSUs (40% of total equity grant value) and performance-based PRSUs (60% of total equity grant value) granted under the LTIP. The RSUs will vest in three equal annual installments, beginning on the first anniversary of the grant date. The PRSUs will generally vest on approximately the third anniversary of the grant date, subject to the Company achieving certain pre-determined performance targets based on our cumulative earnings per share (50% of award) and our relative TSR (50% of award) over the three-year period ending on December 31, 2026. Our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Partial payouts are permitted for performance that exceeds pre-set thresholds but falls below target levels (in either of the two measures), and in cases where one of the performance measures is met but the other is not.

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TopBuild Peer Group Established for Relative TSR Measurement

We identified the following companies as our peer group for the relative TSR measurement for the 2024 LTI program, as they reflect similar business characteristics to TopBuild:

American Woodmark Corporation	Meritage Homes Corporation
Armstrong World Industries, Inc.	M/I Homes, Inc.
Beacon Roofing Supply, Inc.	MSC Industrial Direct Co., Inc.
Beazer Homes USA, Inc.	Patrick Industries, Inc.
Builders FirstSource, Inc./BMC	Simpson Manufacturing Co., Inc.
Eagle Materials Inc.	Summit Materials, Inc.
Gibraltar Industries, Inc.	Taylor Morrison Home Corporation
Installed Building Products, Inc.	Toll Brothers, Inc.
KB Home	UFP Industries, Inc.

Clawback Policy

In October 2023, we adopted a new Executive Officer Incentive Compensation Recovery Policy (the “NYSE Policy”) in accordance with Rule 10D-1 under the Exchange Act and NYSE listing standards. The full text of the NYSE Policy is included as Exhibit 97.1 to our 2024 Annual Report. Under the NYSE Policy, which applies to the Company’s current and former Section 16 officers, the Company is required to recoup the amount of any excess incentive compensation (as defined in the NYSE Policy) on a pre-tax basis within a specified lookback period in the event that the Company restates its financial statements or otherwise corrects its financial records (other than as a result of changes to accounting rules and regulations), subject to limited impracticability exceptions in accordance with NYSE listing standards. The NYSE Policy does not provide for enforcement discretion by the Compensation Committee (subject to the impracticability exceptions referenced above) and requires recovery regardless of whether a covered person has engaged in any misconduct or failure of oversight.

Prohibition Against Hedging

The Company’s insider trading policy prohibits directors, officers, employees, and consultants of the Company from engaging in any hedging transactions, pledging, or holding shares in margin accounts, short selling, or placing standing or limit orders with respect to Company stock. For more detailed information, please see “Prohibition on Hedging and Other Speculative Transactions” in our proxy summary above.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the Company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives, and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (iii) the oversight exercised by the Compensation Committee over the performance metrics and results under the annual incentive plan and the LTIP. In addition, compensation programs are reviewed with Willis Towers Watson, our compensation consultant, on an annual basis to ensure plans do not create incentives that would put the Company at excessive risk. Based on the assessment described above, the Compensation Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company.

Accounting for Share-Based Compensation

We follow FASB ASC Topic 718 for our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and restricted stock, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards.

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Summary Compensation Table

The following table sets forth certain information regarding compensation paid to the named executive officers of TopBuild.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert M. Buck Chief Executive Officer	2024	1,030,833	-	5,141,166	-	1,305,200	17,165	7,494,364
	2023	970,833	-	4,722,871	-	2,069,730	14,190	7,777,624
	2022	883,333	-	3,574,221	-	1,798,830	10,802	6,267,186
Robert M. Kuhns Vice President and Chief Financial Officer	2024	538,334	-	1,395,016	-	410,390	12,383	2,356,123
	2023	494,167	-	1,236,635	-	636,680	9,900	2,377,382
	2022	416,667	-	920,490	-	519,660	9,150	1,865,967
Steven P. Raia President, TopBuild Special Operations and Executive Adviser(3)	2024	544,167	-	820,932	-	414,150	10,350	1,789,599
	2023	509,167	-	758,534	-	613,300	9,900	1,890,901
	2022	475,000	-	1,093,110	-	536,260	-	2,104,370
Joseph M. Viselli Vice President and Chief Growth Officer(4)	2024	495,834	-	930,434	-	376,500	11,710	1,814,478
	2023	475,000	-	843,063	-	558,930	152,798	2,029,791
	2022	-	-	-	-	-	-	-
Luis F. Machado Vice President, General Counsel and Corporate Secretary	2024	470,000	-	766,372	-	309,990	12,610	1,558,972
	2023	440,000	-	730,575	-	486,230	13,582	1,670,387
	2022	412,500	-	665,845	-	490,140	10,706	1,579,191

(1)  The amounts in this column reflect the aggregate grant date fair value of equity awards under the LTIP (which for 2024 include both time-based RSU and performance-based PRSU award opportunities), assuming target performance, representing the probable outcome. The grant date fair values were calculated in accordance with FASB ASC 718, utilizing the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2024. Assuming the highest level of achievement on PRSUs as of the grant date, the aggregate grant date fair value of all stock awards granted in fiscal 2024 would have been $8,402,251 for Mr. Buck, $2,279,723 for Mr. Kuhns, $1,341,818 for Mr. Raia, $1,520,535 for Mr. Viselli, and $1,252,651 for Mr. Machado.

(2)  The amounts in this column represent the company's 401(k) match, which is available to all employees of the Company, and the incremental Company portion of an executive physical, which is available to all executive officers, and, for Mr. Viselli, paid expenses related to his relocation in 2023.

(3)  Mr. Raia served as President, TruTeam Operations in 2022 and 2023.

(4)  Mr. Viselli served as Executive Vice President, Distribution International in 2022, and Vice President and Chief Operating Officer of TopBuild in 2023 and 2024. Mr. Viselli transitioned to the role of Vice President and Chief Growth Officer effective October 1, 2024.

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Grants of Plan-Based Awards Table

The following table provides information about the potential payouts that were available in 2024 to our named executive officers under our annual performance-based cash bonus opportunity and equity plans under our LTIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards(2)	All Other Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Robert M. Buck		325,000	1,300,000	2,600,000	-	-	-	-	-	-	-
	2/20/2024	-	-	-	1,838	7,350	14,700	-	-	-	3,261,085
	2/20/2024	-	-	-	-	-	-	4,900	-	-	1,880,081
Robert M. Kuhns		102,188	408,750	817,500	-	-	-	-	-	-	-
	2/20/2024	-	-	-	499	1,994	3,988	-	-	-	884,708
	2/20/2024	-	-	-	-	-	-	1,330	-	-	510,308
Steven P. Raia		103,125	412,500	825,000	-	-	-	-	-	-	-
	2/20/2024	-	-	-	294	1,174	2,348	-	-	-	520,886
	2/20/2024	-	-	-	-	-	-	782	-	-	300,046
Joseph M. Viselli		93,750	375,000	750,000	-	-	-	-	-	-	-
	2/20/2024	-	-	-	333	1,330	2,660	-	-	-	590,101
	2/20/2024	-	-	-	-	-	-	887	-	-	340,333
Luis F. Machado		77,188	308,750	617,500	-	-	-	-	-	-	-
	2/20/2024	-	-	-	274	1,096	2,192	-	-	-	486,279
	2/20/2024	-	-	-	-	-	-	730	-	-	280,094

(1)  Performance-based PRSUs granted under the LTIP have estimated future payout ranges from threshold (25%) to target (100%) to maximum (200%) depending on Company performance and continued service. The grant date fair value was calculated in accordance with FASB ASC 718, using the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2024.

(2)  Time-based RSUs granted under the LTIP vest in three equal annual installments beginning on the first anniversary of the grant date, assuming continued service.

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Outstanding Equity Awards at Year-End

The following sets forth certain information regarding equity-based awards held by each named executive officer on December 31, 2024.

		Option Awards				Stock Awards
Name	Original Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Robert M. Buck	2/15/2022	-	-	-	-	1,885	586,876	8,480	2,640,163
	2/21/2023	-	-	-	-	5,856	1,823,207	13,176	4,102,216
	2/20/2024	-	-	-	-	4,900	1,525,566	7,350	2,288,349
Robert M. Kuhns	2/16/2021	-	313	214.58	2/16/2031	-	-	-	-
	2/15/2022	-	-	-	-	486	151,311	2,184	679,967
	2/21/2023	-	-	-	-	1,534	477,596	3,450	1,074,123
	2/20/2024	-	-	-	-	1,330	414,082	1,994	620,812
Steven P. Raia	2/15/2022	-	-	-	-	300	93,402	1,348	419,686
	4/1/2022	-	-	-	-	2,867	892,612	-	-
	2/21/2023	-	-	-	-	941	292,971	2,116	658,795
	2/20/2024	-	-	-	-	782	243,468	1,174	365,513
Joseph M. Viselli	2/15/2022	-	-	-	-	60	18,680	268	83,439
	4/1/2022	-	-	-	-	2,731	850,270	-	-
	2/21/2023	-	-	-	-	1,046	325,662	2,352	732,272
	2/20/2024	-	-	-	-	887	276,159	1,330	414,082
Luis F. Machado	2/16/2021	-	2,121	214.58	2/16/2031	-	-	-	-
	2/15/2022	-	-	-	-	351	109,280	1,580	491,917
	2/21/2023	-	-	-	-	906	282,074	2,038	634,511
	2/20/2024	-	-	-	-	730	227,278	1,096	341,229

(1)  Stock options become exercisable or vest in equal annual installments of 33%, commencing in the year following the year of grant.

(2)  Based on TopBuild’s closing stock price of $311.34 on December 31, 2024.

(3)  The number and value of the shares of PRSUs reported in the table are calculated based on achievement of target performance.

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Option Exercises and Stock Vested

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the year ended December 31, 2024, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Robert M. Buck	10,269	1,957,536	14,461	5,856,416
Robert M. Kuhns	-	-	2,133	863,822
Steven P. Raia	707	128,900	2,762	1,118,555
Joseph M. Viselli	-	-	582	235,698
Luis F. Machado	-	-	2,796	1,132,324

(1)  Reflects the number of shares exercised in a cashless exercise transaction, the result of which was that zero net shares were acquired.

(2)  The value realized upon exercise is the difference between the closing price of our common stock at the exercise and the exercise price of each option, multiplied by the number of shares so exercised.

(3)  The value is the total number of restricted stock units that vested in full during 2024, multiplied by the closing price of the Company's common stock on the vesting date.

Payments upon a Change of Control and/or Termination of Employment

To help ensure retention of our executive officers, the Board of Directors adopted an Executive Severance and Change-in-Control Plan in February 2016, as most recently amended on October 28, 2024 (as so amended, the “Severance Plan”).  The Severance Plan provides severance benefits to certain executive officers, including each of our named executive officers, in the event their employment is terminated under certain conditions, as outlined below.

The treatment of outstanding awards upon the occurrence of a change in control, if any, is determined by the Compensation Committee at the time such awards are granted and set forth in the applicable award agreement, except to the extent covered by the Severance Plan. For purposes of the LTIP and the Severance Plan, the term “change in control” means the occurrence of any of the following events:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 40% of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (iii)(1) below;
(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2020, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then in office who either were directors on January 1, 2020, or whose appointment, election, or nomination for election was previously so approved or recommended;
(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing more than 40% of the combined voting power of the Company’s then-outstanding securities; or

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(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the definition of Change in Control, the terms “Beneficial Owner” or “Beneficially Owned” have meanings set forth in Rule 13d-3 under the Exchange Act and “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term does not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Severance Plan

To be covered and receive benefits under the Severance Plan, eligible executive officers must sign a non-compete, non-solicitation and confidentiality agreement and a release of all claims against the Company and its affiliates. Under the terms of the Severance Plan, each participant is entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., termination without cause by the Company or for a good reason by the executive officer, each as defined in the Severance Plan).

If an eligible executive officer experiences a qualifying termination under the Severance Plan, the executive officer is entitled to an incentive payment that is based on the target amount established under the Company's annual incentive plan for the year in which the termination occurs. The payment is adjusted on a pro-rata basis according to the number of calendar days the eligible executive officer was an active employee during such plan year and is determined based on actual performance after the performance period ends. The eligible executive officer will also receive salary continuation payments in an amount equal to such multiple as identified in the Severance Plan multiplied by the executive officer's base salary and bonus at target. The salary continuation and incentive continuation, if applicable, would be paid in a lump sum or installments over the severance period and in accordance with the Company's standard payroll practice, subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Company will also provide health and wellness benefits to the eligible named executive officer and his or her dependents for the period identified in the Severance Plan.

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Executive Severance Compensation Table

The following table represents amounts payable to each named executive officer if he experienced a qualifying termination as of December 31, 2024, not in connection with a change in control.

Name	Severance Plan Multiple (#)	Salary in Year of Termination ($)(1)	Value of Salary Continuation ($)	Value of Bonus Continuation ($)	Value of Pro rata Bonus ($)	Value of Medical Plan Provided During Continuation Period ($)	Total Company Severance Expenses ($)
Robert M. Buck	2	1,040,000	2,080,000	2,600,000	1,300,000	17,746	5,997,746
Robert M. Kuhns	1	545,000	545,000	408,750	408,750	12,138	1,374,638
Steven P. Raia	1	550,000	550,000	412,500	412,500	9,272	1,384,272
Joseph M. Viselli	1	500,000	500,000	375,000	375,000	12,740	1,262,740
Luis F. Machado	1	475,000	475,000	308,750	308,750	8,412	1,100,912

(1)  Represents the salary for the named executive officers if they terminated on December 31, 2024.

Unvested stock options vest pro-rata and must be exercised within three months of the termination date. Unvested performance-based restricted stock unit awards vest pro-rata as of the termination date based on actual performance against target. Unvested time-based restricted stock unit awards vest pro-rata as of the termination date based on the portion of the vesting period during which the executive officer was an active participant.

Change in Control Severance

In the event an eligible executive officer experienced a qualifying termination as of December 31, 2024, and such termination occurred two months prior to, or within twenty-four months following, a change in control, the following enhanced severance compensation applies under the Severance Plan.

Executive Change in Control Compensation Table

Name	Severance Plan Multiple (#)	Salary in Year of Termination ($)	Value of Salary Continuation ($)	Value of Bonus Continuation ($)	Value of Pro rata Bonus ($)	Value of Medical Plan Provided During Continuation Period ($)	Value of Unvested Stock Awards and Options ($)(1)	280G Adjustment ($)	Total Company Severance Expenses ($)
Robert M. Buck	3	1,040,000	3,120,000	3,900,000	1,300,000	26,619	12,987,125	-	21,333,744
Robert M. Kuhns	2	545,000	1,090,000	817,500	408,750	24,275	3,422,884	-	5,763,409
Steven P. Raia	2	550,000	1,100,000	825,000	412,500	18,543	2,969,570	-	5,325,613
Joseph M. Viselli	2	500,000	1,000,000	750,000	375,000	25,479	2,702,251	-	4,852,730
Luis F. Machado	2	475,000	950,000	617,500	308,750	16,825	2,089,885	(833,791)	3,149,169

(1)  Calculated based on TopBuild’s closing stock price of $311.34 on December 31, 2024.

Following a termination without cause or for good reason two months prior to, or within twenty-four months following, a change in control, unvested stock options become 100% vested; outstanding and unvested performance-based restricted stock unit awards become 100% vested based on performance at target levels; and unvested time-based restricted stock unit awards become 100% vested.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Mr. Robert Buck, our Chief Executive Officer in 2024:

For 2024, our last completed year:

●	the median of the annual total compensation of all our employees, other than Mr. Buck, was $62,403; and

●	the annual total compensation of Mr. Buck, as reported in the Summary Compensation Table included in this Proxy Statement, was $7,494,364.

Based on this information, for 2024 the ratio of the annual total compensation of Mr. Buck, our CEO, to the median of the annual total compensation of all our employees was approximately 120 to 1.

As of December 31, 2024, our employee population consisted of approximately 14,000 individuals located in the U.S. and Canada. This population consisted of our full-time, part-time, temporary employees, and seasonal workers.

To identify the “median employee” from our employee population, we used the following methodology, which is substantially the same methodology that we used in fiscal 2023. First, we prepared a list of all our employees in the U.S. and Canada as of December 31, 2024 (excluding Mr. Buck). The list included approximately 14,000 employees, including approximately 13,620 employees in the U.S. and 380 employees in Canada. We then annualized compensation for employees who were hired during 2024 and converted total compensation for employees in Canada using a currency exchange rate of 0.70. We identified the median compensation and the corresponding median employee, who is an installer in our Installation business. After identifying the median employee, we calculated annual total compensation for that person by combining all the elements of such employee’s compensation for 2024, using the same methodology we use in calculating compensation for our named executive officers for the Summary Compensation Table (in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K). This resulted in annual total compensation of $62,403. With respect to the annual total compensation of our CEO, we used the amount reported in the 2024 line of the “Total” column of our Summary Compensation Table included in this Proxy Statement.

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Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below discloses, for the last five fiscal years: (i) total compensation paid (as reported in the Summary Compensation Table) and “compensation actually paid” (“CAP") to the individuals who served as the Company’s principal executive officer (“PEO”); (ii) average of the total compensation paid (as reported in the Summary Compensation Table) and average “compensation actually paid” to the individuals who served as non-PEO Named Executive Officers (“NEO”); (iii) cumulative total shareholder return of the Company and S&P Composite 1500 Building Products index cumulative total shareholder return; (iv) net income; and (v) the Company’s selected measure, incentive plan Adjusted Operating Income (“AOI”).

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) ($)	Adjusted Operating Income (AOI) (millions)(5) ($)
					Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)
2024	$7,494,364	$2,508,088	$1,879,793	$850,681	$302	$250	$623	$908
2023	$7,777,624	$23,136,960	$1,992,115	$4,896,225	$363	$208	$614	$889
2022	$6,267,186	($394,693)	$1,808,545	($29,434)	$152	$144	$556	$802
2021	$4,729,324	$10,763,416	$1,480,184	$3,562,736	$268	$188	$324	$485
2020	$5,506,201	$24,859,189	$1,615,725	$4,653,581	$179	$128	$247	$347

(1)  Our PEO in 2024, 2023, 2022 and 2021 is Mr. Buck. Our PEO in 2020 is Mr. Volas, who retired on December 31, 2020.

(2)  The amounts in this column reflect compensation as reported in the Summary Compensation Table, with the exception of equity awards. Equity award value adjustments are calculated in accordance with the SEC methodology for CAP for each year. Stock awards based on earnings per share and service are valued using the closing price of common stock on the valuation date and probable outcome of the performance condition. The value of stock options is calculated using a Black-Scholes model; the value of awards that vest based on our TSR performance relative to a peer group of companies is calculated using a Monte Carlo valuation model to represent the probable outcome and the closing price. Equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes.

A reconciliation of the amounts reported in the Summary Compensation Table and CAP to the individuals who served as PEO and NEOs in 2024 is shown in the table below.

Reconciliation of SCT Compensation to CAP	2024
	PEO	NEO average
Summary Compensation Table Total	$7,494,364	$1,879,793
Deduct Equity Awards:
Amounts reported in the “Stock Awards” column in the SCT for applicable FY	$5,141,166	$978,189
Amounts reported in the “Option Awards” column in the SCT for applicable FY	$0	$0
Add back: Change in Fair Value
Year End Fair Value of Current Year Equity Awards	$3,254,377	$619,192
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	($3,616,763)	($742,882)
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$517,276	$72,767
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0	$0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0
Compensation Actually Paid (CAP)	$2,508,088	$850,681

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(3)  Our non-PEO NEOs in 2024 and 2023 are Messrs. Kuhns, Raia, Viselli and Machado; in 2022 are Messrs. Kuhns, Machado, Raia, Franklin, and Mr. Peterson, who retired on September 30, 2022; in 2021 are Messrs. Peterson, Machado, Raia, and Franklin; and in 2020 are Messrs. Buck, Peterson, Machado, Raia and Walther.

(4)  The S&P Composite 1500 Building Products Index is used as our Total Shareholder Return peer group.

(5)  AOI dollars, which represents 30% of our AIP bonus, is our Company selected performance measure. A reconciliation of Operating Income as reported in our 10-K to AOI is shown in the table below.

Reconciliation of Reported Operating Income to AOI
Numbers in 000's	2020	2021	2022	2023	2024
Operating Income, as reported (see Annual 10K Report)	$355,046	$476,419	$797,164	$878,825	$886,343
Adjustments:
Non GAAP Charges related to M&A	$855	$38,164	$7,974	$19,698	$31,109
M&A not included in Business Plan	-$3,187	-$23,848	-$2,968	-$9,718	-$9,821
Cost of Legal Settlement	-$6,000	-$6,000	$0	$0	$0
Adjusted Operating Income (AOI)	$346,714	$484,735	$802,170	$888,805	$907,631

Description of Certain Relationships

The charts below provide a graphic description of the relationships: (i) between (A) CAP to the PEOs and the average CAP to the NEOs, and (B) the Company’s cumulative total shareholder return and the S&P Composite 1500 Building Products index cumulative total shareholder return; (ii) between (A) CAP to the PEOs and the average CAP to the NEOs, and (B) the Company’s net income; (iii) between (A) CAP to the PEOs and the average CAP to the NEOs, and (B) the Company’s selected measure, AOI.

CAP decreased from 2020 to 2021 as TopBuild’s TSR increased. For 2022, CAP and TopBuild TSR both decreased. For 2023, CAP and TopBuild TSR both increased. For 2024, CAP and TopBuild TSR both decreased.

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Over the 2020 to 2022 time period, CAP for TopBuild decreased. Over the same period, Company net income increased annually. For 2023, CAP and Company net income both increased. For 2024, CAP decreased while Company net income increased.

Over the 2020 to 2022 time period, CAP for TopBuild decreased. Over the same period, AOI increased annually. For 2023, CAP and AOI both increased. For 2024, CAP decreased while AOI increased.

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Most Important Performance Measures

The table below lists the performance measures that we believe are the most important financial performance measures used to link the performance of our Company to the compensation actually paid to our PEO and NEOs.

Most Important Performance Measures
Operating Income, as adjusted (AOI) Net Sales Working Capital Safety Incident Rate Earnings Per Share (EPS) Relative Total Shareholder Return (TSR)

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024, about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees or directors under the LTIP or otherwise.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(3)
Equity compensation plans approved by shareholders	256,148	83.97	1,735,680
Equity compensation plans not approved by shareholders	-	-	-
TOTAL	256,148	83.97	1,735,680

(1)  Includes shares issuable upon exercise of outstanding stock options, RSUs and PRSUs. PRSUs reported in the table are calculated based on achievement of target performance (as a result, the reported aggregate number may overstate or understate actual dilution).

(2)  Relates solely to stock options exercisable for common shares.

(3)  Amount represents the total number of securities remaining available for awards under the LTIP.

OTHER MATTERS

Except as discussed in this Proxy Statement, the Board does not know of any matters that are to be properly presented at the Annual Meeting other than those stated in the Notice of 2025 Annual Meeting of Shareholders and referred to in this Proxy Statement.

If other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote thereon in accordance with their best judgment. Moreover, the Board reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes, or based on other circumstances that, in the Board’s belief, would cause such adjournments or postponements to be in the best interests of all shareholders.

ANNUAL REPORT

The Notice that you received in the mail contains instructions on how to access both the Company’s 2024 Annual Report to Shareholders, which includes the 2024 Annual Report and this Proxy Statement.

Upon request, the Company will provide a copy of its 2024 Annual Report to Shareholders, which includes the 2024 Annual Report. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to the 2024 Annual Report. All such requests should be directed to:

Mail:

TopBuild Corp. Investor Relations

475 North Williamson Boulevard

Daytona Beach, Florida 32114-7101

Phone:

(386) 763‑8801

TopBuild Corp. - Proxy Statement 47

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Shareholder Proposals and Proxies

Shareholder proposals intended to be included in the Company's Proxy Statement and form of proxy for use in connection with the Company's 2026 Annual Shareholder Meeting must be received by the Corporate Secretary at the Company's principal executive offices at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101, no later than November 14, 2025 (120 calendar days preceding the one-year anniversary of the mailing date of this Proxy Statement), and must otherwise satisfy the procedures prescribed by Rule 14a‑8 under the Exchange Act. We suggest that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a‑4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2026 Annual Shareholder Meeting will confer on the proxies and attorneysinfact named therein discretionary authority to vote on any matters presented at such Annual Meeting which were not included in the Company’s Proxy Statement in connection with such Annual Meeting, unless notice of the matter to be presented at the Annual Meeting is provided to the Company’s Corporate Secretary before December 29, 2025, as provided in our Amended and Restated Bylaws.

Director Nominations or Other Business

Under our Amended and Restated Bylaws, for nominations or other business to be properly brought by a shareholder at our 2026 Annual Shareholder Meeting, the shareholder must have given written notice of such nomination(s) or business, either by personal delivery or by U.S. mail, postage prepaid, to the Corporate Secretary of the Company, at the Company’s principal executive offices at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101, not less than 120 days (or December 29, 2025) nor more than 150 days (or November 29, 2025) prior to the first anniversary of the Annual Meeting. Such notice must contain all the information required by our Amended and Restated Bylaws, including, without limitation, all information that would be required in connection with nomination(s) under the SEC’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge any nomination(s) or other business not properly brought pursuant to the procedures described above.

In addition to satisfying the requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2026 Annual Shareholder Meeting, no later than February 27, 2026). However, if the date of the 2026 Annual Shareholder Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Shareholder Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Shareholder Meeting is first made.

If you have any questions, please contact our Investor Relations department by telephone at (386) 763‑8801.

EXPENSES OF SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to mail and email, proxies may be solicited personally, via the Internet, by telephone, by facsimile, or by our employees without additional compensation. We will reimburse brokers and other persons holding shares of our common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

TopBuild Corp. - Proxy Statement 48

APPENDIX A - GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Q - Why is TopBuild distributing this Proxy Statement?

The Board is soliciting your proxy to vote at the Annual Meeting (to be held on April 28, 2025) and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q - Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of printed materials?

We have elected to take advantage of the SEC rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review this Proxy Statement and our 2024 Annual Report as well as how to vote via the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. The request must be made on or before April 14, 2025, to ensure timely delivery.

Q - Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on the Record Date, February 27, 2025, are entitled to vote at the Annual Meeting. On that date, there were 29,245,308 shares of our common stock outstanding and entitled to vote.

Q - How many shares must be present to conduct the Annual Meeting?

We must have a “quorum” present attending, virtually or by proxy, to hold the Annual Meeting. A quorum is achieved through the presence at the Annual Meeting, attending virtually or by proxy, of the holders of a majority of the total voting power of all outstanding common stock of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q - What am I voting on?

Four (4) proposals are scheduled for a vote at the Annual Meeting:

●	Election of the Company’s Board of Directors;
●	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025;
●	Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
●	Approval of the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan.

As of the date of this Proxy Statement, our Board does not know of any other business to be presented at the Annual Meeting.

Q - How does the Board recommend that I vote?

The Board’s recommendation for each proposal is set forth in this Proxy Statement together with the description of each proposal. In summary, the Board recommends a vote:

●	FOR the election of each of the director nominees listed in this Proxy Statement as Directors;
●	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025;
●	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
●	FOR the approval of the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan.

TopBuild Corp. - Proxy Statement 49

Q - How do I vote before the Annual Meeting?

You may vote your shares before the Annual Meeting (1) by telephone, (2) via the Internet, or (3) by completing and mailing a proxy card if you received your proxy materials by mail. If you vote by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. With respect to the election of directors, you may vote “FOR” all of the nominees to the Board, you may vote against any nominee you specify, you may vote against all of the nominees as a group or abstain from voting. For all other proposals described in this Proxy Statement, you may vote “FOR” or “AGAINST” or abstain from voting.

Q - May I vote at the Annual Meeting?

Yes, you may vote your shares at the Annual Meeting if you attend. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above, or as directed by your broker if you hold your shares through a broker, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q - How do I vote if my bank or broker holds my shares in “Street Name”?

If you hold shares beneficially, you may vote by submitting the voting instruction form you received from your broker. Telephone and Internet voting may also be available – please refer to the voting instruction card provided by your broker. If you hold your shares in Street Name and wish to vote at the Annual Meeting, you must obtain a legal proxy from the brokerage or other financial intermediary that holds your shares giving you the right to vote the shares virtually at the Annual Meeting.

Q - How many votes do I have?

Each share of common stock that you own as of the close of business on the Record Date, February 27, 2025, entitles you to one (1) vote on each matter to be voted upon at the Annual Meeting.

Q - May I change my vote?

Yes, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at TopBuild Corp., Attention: Corporate Secretary, 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101. Submitting a proxy card will revoke votes you may have made with a previous proxy card. You may withdraw your vote at the Annual Meeting and vote by submitting your vote on the meeting website. You may also revoke your vote without voting by sending written notice of revocation by April 18, 2025, to the Corporate Secretary at the above address. Attendance at the virtual meeting will not by itself revoke a previously granted proxy.

If you hold your shares in Street Name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

Q - How are my shares voted if I submit a proxy card but do not specify how I want to vote?

If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted “FOR” the election of each of the director nominees; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers; and “FOR” approval of the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan.

If other business is properly brought before the Annual Meeting, the persons named on the proxy card will vote on such other matters in their discretion.

If you hold your shares in Street Name, see the question below “Will my shares be voted if I don't provide instructions to my broker?”

TopBuild Corp. - Proxy Statement 50

Q - How many votes are needed to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of votes cast	No
Ratification of Appointment of PricewaterhouseCoopers LLP	Majority of votes cast	Yes
Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	Majority of votes cast	No
Approval of the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan	Majority of votes cast	No

Election of Directors. A director must receive more votes cast in favor of such director’s election than cast against such director’s election. Abstentions and broker non-votes will not be counted as votes cast for or against a director and will not affect the outcome of the vote.

Ratification of the Appointment of PricewaterhouseCoopers LLP. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote. Broker discretionary votes are permitted.

Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote.

Approval of the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote.

Q - What is the effect of an abstention?

The shares of a shareholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareholder is virtually present or represented by proxy. An abstention from voting on a matter by a shareholder virtually present or represented by proxy at the meeting has no effect on the election of directors, or against the proposals to ratify the appointment of PwC, to approve, on an advisory basis, the compensation of our named executive officers, or to approve the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan.

Q - Will my shares be voted if I don't provide instructions to my broker?

If you are the beneficial owner of shares held in Street Name by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions at least ten (10) days prior to the Annual Meeting date, your broker will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (we refer to the latter case as a broker non-vote). In the case of a broker non-vote, your broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

Under NYSE rules, only the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2025, is a “routine” matter, on which your broker will be allowed to vote without specific voting instructions.

Your vote is important, and we strongly encourage you to vote your shares by following the instructions provided on the Notice, the proxy card or the voting instruction form provided by your broker. Please vote promptly.

Q - Who will count the votes?

Votes will be counted by representatives of Broadridge Financial Solutions, Inc.

TopBuild Corp. - Proxy Statement 51

Q - Do shareholders have any appraisal or dissenters' rights on the matters to be voted on at the Annual Meeting?

No, shareholders of the Company will not have rights of appraisal or similar dissenters' rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

Q - What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial holders of our common stock as of the Record Date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to submit the control number on your proxy card for admission. If you hold your shares in Street Name, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned shares of our common stock as of the Record Date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the Record Date, as well as your control number, for admission. If you do not provide a control number or comply with the other procedures described above upon request, you may not be admitted to the Annual Meeting or any adjournment or postponement thereof.

Q - Who pays for the Company's solicitation of proxies?

The Company bears the cost of the solicitation of proxies. In addition to mail and email, proxies may be solicited personally, via the Internet, by telephone, by facsimile, or by our employees without additional compensation. We will reimburse brokers and other persons holding shares of our common stock in their names, or in the names of nominees, for their expenses (in accordance with the fee schedule approved by the NYSE) for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Q - How can I find out the results of the voting at the Annual Meeting?

We will report the results of the voting at the Annual Meeting in a Current Report on Form 8‑K filed with the SEC on or prior to the fourth business day immediately following the Annual Meeting.

Q - What is “householding” and how does it work?

SEC rules permit us to deliver only one (1) copy of our annual report and this Proxy Statement or the Notice to multiple shareholders who share the same address and have the same last name, unless we receive contrary instructions from a shareholder. This delivery method, called “householding,” reduces printing and mailing costs. Shareholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of our annual report and Proxy Statement or Notice to any shareholder who received these materials at a shared address. To receive a separate copy of the 2024 Annual Report or this Proxy Statement, or if you wish to receive separate copies of future annual reports and/or Proxy Statements, please contact our Investor Relations department by telephone at (386) 763-8801 or in writing at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or Proxy Statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or Proxy Statement for your household, please contact our transfer agent, Computershare, at (866) 442‑9124.

If you are a beneficial owner, you can request additional copies of the annual report and Proxy Statement or you may request householding information from your bank, broker or nominee.

TopBuild Corp. - Proxy Statement 52

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2025

This Proxy Statement and our 2024 Annual Report are available to you on the Internet at www.proxyvote.com.

To view this material, you will need your control number from your proxy card.

The Annual Meeting (for shareholders as of the Record Date, February 27, 2025) will be held virtually on April 28, 2025, at 10:00 AM Eastern Time.

For directions on how to attend the virtual Annual Meeting, please call Investor Relations at (386) 763-8801. Shareholders will vote at the virtual Annual Meeting on whether to:

1.	elect Alec C. Covington, Ernesto Bautista III, Robert M, Buck, Joseph S. Cantie, Tina M. Donikowski, Deirdre C. Drake, Mark A. Petrarca and Nancy M. Taylor as Directors;
2.	ratify the Company’s appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2025;
3.	approve, on an advisory basis, the compensation of our named executive officers as described in the Proxy Statement; and
4.	approve the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan.

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and “FOR” the approval of the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan.

March 14, 2025

TopBuild Corp. - Proxy Statement 53

APPENDIX B – TOPBUILD CORP. AMENDED AND RESTATED 2015 LONG TERM STOCK INCENTIVE PLAN

TOPBUILD CORP.

2015 LONG TERM STOCK INCENTIVE PLAN

Amended and Restated Effective April 28, 2025

TopBuild Corp. - Proxy Statement 54

SECTION 1. Purposes.

The purposes of the 2015 Long Term Stock Incentive Plan as amended and restated (the “Plan”) are to encourage selected employees and non-employee directors of and consultants to TopBuild Corp. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean any entity in which the Company’s direct or indirect equity interest is at least twenty percent, and any other entity in which the Company has a significant direct or indirect equity interest, whether more or less than twenty percent, as determined by the Committee.
(b)	Amendment Effective Date” shall mean the date on which this Plan as amended and restated is approved by the Company’s stockholders.
(c)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Dividend Equivalent granted under the Plan.
(d)	“Award Agreement” shall mean any agreement, contract or other instrument or document (including in an electronic medium) evidencing any Award granted under the Plan which may, but need not, be executed by the Participant.
(e)	“Board” shall mean the Board of Directors of the Company.
(f)	“Change in Control” except as may be otherwise prescribed by the Committee in an Award Agreement, shall mean at any time during a period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company’s Board, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, “Excluded Directors” are directors whose (i) election by the Board or approval by the Board for stockholder election occurred within one year after any “person” or “group of persons,” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commences a tender offer for, or becomes the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power or (ii) initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board.
(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(h)	“Committee” shall mean the Compensation Committee of the Board or any other committee of the Company’s directors designated by the Board to administer the Plan and composed of not less than two directors, each of whom is a “non-employee director,” and an “independent director” within the meaning of and to the extent required respectively by Rule 16b-3, the applicable rules of the NYSE and any regulations issued thereunder.
(i)	“Dividend Equivalent” shall mean any right granted under Section 6(f) of the Plan.
(j)	“Eligible Director” shall have the meaning ascribed to it in the Non-Employee Director’s Equity Program.
(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

TopBuild Corp. - Proxy Statement 55

(l)	“Fair Market Value” of a Share, unless otherwise determined by the Committee, means the closing price of a Share as reported by the consolidated tape of the NYSE on the date in question.
(m)	“Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
(n)	“Non-Employee Directors Equity Program” shall mean the TopBuild Corp Non-Employee Directors Equity Program Under the 2015 Long Term Stock Incentive Plan as amended from time to time, which is appended to the Plan and made part hereof.
(o)	“Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(p)	“NYSE” shall mean the New York Stock Exchange.
(q)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(r)	“Participant” shall mean an employee of or consultant to the Company or any Affiliate or an Eligible Director (as defined in the Non-Employee Directors Equity Plan) designated to be granted an Award under the Plan or, for the purpose of granting Substitute Awards, a holder of options or other equity based awards relating to the shares of a company acquired by the Company or with which the Company combines (and provided that such Participant satisfies the Form S-8 definition of an “employee”).
(s)	“Performance Award” shall mean any right granted under Section 6(e) of the Plan.
(t)	“Restricted Period” shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.
(u)	“Restricted Stock” shall mean any Share granted under Section 6(d) of the Plan.
(v)	“Restricted Stock Unit” shall mean any right granted under Section 6(d) of the Plan that is denominated in Shares.
(w)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.
(x)	“Section 16” shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.
(y)	“Shares” shall mean the Company’s common stock, par value $0.01 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(d) of the Plan.
(z)	“Stock Appreciation Right” or “SAR” shall mean any right granted under Section 6(c) of the Plan.
(aa)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company.

SECTION 3. Administration.

The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee’s authority shall include without limitation the power to:

(a)	designate Participants;
(b)	determine the types of Awards to be granted;

TopBuild Corp. - Proxy Statement 56

(c)	determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;
(d)	determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;
(e)	determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;
(f)	determine how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(g)	determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;
(h)	prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;
(i)	designate Options granted to employees of the Company or its subsidiaries as Incentive Stock Options;
(j)	interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;
(k)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;
(l)	decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;
(m)	delegate to a committee of one or more directors of the Company, subject to such terms and limitations as the Committee shall determine, the authority to designate Participants and grant Awards, and to amend Awards granted to Participants, except with respect to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act;
(n)	delegate to one or more officers or managers of the Company, or a committee of such officers and managers, the authority, subject to such terms and limitations as the Committee shall determine, to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by employees, except employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act; provided, however, that any delegation to management shall conform with the requirements of the NYSE applicable to the Company and Delaware corporate law; and
(o)	make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Affiliates, Participants, beneficiaries of Awards and stockholders of the Company.

TopBuild Corp. - Proxy Statement 57

SECTION 4. Shares Available for Awards.

(a)Shares Available. Subject to adjustment as provided in Section 4(d), the maximum number of Shares available for issuance in respect of Awards made under the Plan from and after the Amendment Effective Date shall be equal to the balance of the 4,000,000 Shares originally approved remaining available for issuance as of the Amendment Effective Date, provided, however, that if for any reason any Award under the Plan other than a Substitute Award is forfeited, canceled, expired, or settled in cash, the number of Shares available for issuance in respect of Awards under the Plan shall be increased by the number of Shares so forfeited, canceled, expired or settled in cash.

Notwithstanding anything to the contrary contained herein, the following shall not increase the number of Shares available for issuance in respect of Awards under the Plan: (i) Shares delivered or otherwise used in payment of an Option, (ii) Shares that are repurchased by the Company with Option proceeds, and (iii) Shares withheld or otherwise used to satisfy withholding taxes on any Award. In addition, Shares covered by an SAR, to the extent that it is exercised and settled in Shares, and regardless of whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan. Subject to the foregoing, Shares may be made available from the authorized but unissued Shares of the Company or from Shares reacquired by the Company. Further, if a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the number of Shares available for issuance in respect of Awards under the Plan.

Additionally, in the event that an entity acquired by (or combined with) the Company or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or combination.

(b)Individual Stock-Based Awards. Subject to adjustment as provided in Section 4(d), no Participant may receive Options or Stock Appreciation Rights under the Plan in any calendar year that relate to more than 1,000,000 Shares in the aggregate; provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Section 4(b) in any prior years that were not granted in such prior year. No provision of this Section 4(b) shall be construed as limiting the amount of any other stock-based or cash-based award which may be granted to any Participant.
(c)Eligible Director Compensation Limit. In any fiscal year of the Company, no Participant who is an Eligible Director may be granted compensation for such service having an aggregate maximum value (measured at the applicable grant date and calculating the value of any awards based on the Fair Market Value) in excess of $750,000.
(d)Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares (or any other corporate event or transaction having an effect similar to any of the foregoing), then the Committee shall make such adjustment, if any, in such manner as it deems appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards both to any individual and to all Participants, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and (iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number with fractional shares rounded up to the nearest whole Share. In addition, for each Option or SAR with a purchase or grant price, respectively, greater than the consideration offered in connection with any such transaction or event, the Committee may in its discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. Any such adjustment to the Award limits under the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.
(e)Substitute Awards. Shares underlying Substitute Awards shall not reduce the number of shares remaining available for issuance under the Plan for any purpose.

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SECTION 5. Eligibility.

Any employee of or consultant to the Company or any Affiliate, or any director of the Company, is eligible to be designated a Participant (provided that such Participant satisfies the Form S-8 definition of an “employee”).

SECTION 6. Awards.

(a)Options.
(i)Grant. The Committee is authorized to grant Options to Participants with such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, as specified in the applicable Award Agreement. The Award Agreement shall specify:
(A)the purchase price per Share under each Option, provided, however, that such price shall be not less than 100% of the fair market value of the Shares underlying such Option on the date of grant (except in the case of Substitute Awards);
(B)	the term of each Option (not to exceed ten years);
(C)the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made;
(D)vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to Substitute Awards or in limited cases of an intervening event related to death, disability, retirement, or a Change in Control; and

(E) all other terms and conditions applicable to the Option as shall be determined by the Committee in its discretion, including provisions applicable in the event the Participant terminates employment.

A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.

(ii)ISOs. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The maximum number of Shares that may be awarded from and after the Amendment Effective Date shall not exceed the aggregate number of Shares set forth is Section 4(a) as adjusted pursuant to Section 4(d). Each Award Agreement shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Options failing to qualify as Incentive Stock Options for any reason will be treated as Non-Qualified Stock Options, rather than forfeited.
(b)Restoration Options. The Committee may not grant restoration options.
(c)Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the fair market value on the date of grant.

Subject to the terms of the Plan, the Committee shall determine the grant price, which shall not be less than 100% of the fair market value of the Shares underlying the Stock Appreciation Right on the date of grant (except in the case of Substitute Awards), and term (not to exceed ten years). The Committee shall also determine, in its discretion, methods of exercise and settlement and

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any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, which terms and conditions shall be described in the applicable Award Agreement. The Award Agreement shall set forth applicable vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to Substitute Awards or in limited cases of an intervening event related to death, disability, retirement, or a Change in Control.

(d)Restricted Stock and Restricted Stock Units.
(i)Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, Shares, other securities, other Awards or other property, in each case subject to the termination of the Restricted Period determined by the Committee. Notwithstanding the following terms, the Committee may impose other terms that may be more or less favorable to the Company as it deems fit. In the absence of any such differing provisions, Awards of Restricted Stock and Restricted Stock Units shall have the provisions described below.
(ii)Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise (including the achievement of performance measures as set forth in Section 6(e) hereof), as the Committee may deem appropriate. The applicable Award Agreement shall set forth all such restrictions, as well as such other terms and conditions applicable to the Award as shall be determined by the Committee in its discretion, including provisions related to vesting and the provisions applicable in the event the Participant terminates employment. The Award Agreement shall set forth applicable vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to (A) Substitute awards for grants made under a plan of an acquired business entity, (B) Awards granted under the Non-Employee Directors Equity Program, or (C) in limited cases of an intervening event related to death, disability, retirement, or a Change in Control. Subject to the aforementioned restrictions and the provisions of the Plan, including the provisions of Section 4(d) hereof, a Participant shall have all of the rights of a stockholder with respect to Restricted Stock.
(iii)Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.
(e)Performance Awards.
(i)The Committee is hereby authorized to grant Performance Awards to Participants.
(ii)Subject to the terms of the Plan, a Performance Award granted under the Plan (A) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities or other Awards, and (B) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Unless the Committee determines otherwise, the performance period relating to any Performance Award shall be at least one Company fiscal year (except in circumstances in connection with a Change in Control, in which event the performance period may be shorter than one year).
(iii)Performance Awards may include a pre-established formula or terms and conditions, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more performance measures with respect to the Company or any of its Affiliates or a Participant. The following is a non-exhaustive list of potential performance measures that could be used by the Company for Performance Awards:
Cash flow (before or after dividends)	Return on net assets
Earnings per share	Return on net tangible assets

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EBIT	Return on sales
EBITDA	Revenue growth
Gross margin	Revenues
Gross profit	Safety measures
Net income	SG&A as a percent of sales
Operating margin	Total cost productivity
Operating profit	Total shareholder return
Quality measures	Working capital
Return on assets	Working capital as a percent of sales
Return on equity	Working capital efficiency
Return on invested capital

(iv)The Applicable performance measures shall be described or referred to in the Award Agreement. The following are examples of items that may be excluded in determining whether any performance criterion has been attained: impact of charges for restructurings, the effects of acquisitions and divestitures and related expenses, losses resulting from discontinued operations, extraordinary losses (in accordance with generally accepted accounting principles, as currently in effect), the cumulative effect of changes in accounting principles and other unusual, non-recurring items of loss that are separately identified and quantified in the Company’s audited financial statements. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative; in addition, performance measures may be applied on a corporate-wide or division/business segment basis, and may be applied to the performance of the Company and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.
(f)Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine, as set forth in the Award Agreement, but the entitlement to receive payments equivalent to dividends or interest shall not be awarded on Options or Stock Appreciation Rights, or on unearned Performance Awards. Further, dividends or dividend equivalents provided on Awards (other than Options or SARs) shall be deferred until, and paid contingent upon, the vesting or earning of such underlying Awards.
(g)Termination of Employment. Except as otherwise provided in the Plan, the applicable Award Agreement, under an Executive Severance Plan (or similar plan, agreement, or arrangement) approved by the Committee, or as determined by the Committee:
(i)Awards granted to, or otherwise held by, employees will terminate, expire and be forfeited upon termination of employment, which shall include a change in status from employee to consultant and termination by reason of the fact that an entity is no longer an Affiliate, and
(ii)a Participant’s employment shall not be considered to be terminated (A) in the case of approved sick leave or other approved leave of absence (not to exceed one year or such other period as the Committee may determine), or (B) in the case of a transfer among the Company and its Affiliates.
(h)Section 409A Compliance.
(i)To the extent applicable, it is intended that the Plan and any Awards made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards made hereunder will be administered in a manner consistent with this intent.  Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

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(ii)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its subsidiaries.
(iii)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(iv)Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such Award.
(v)Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

SECTION 7. General.

(a)No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b)Awards May Be Granted Separately or Together. Subject to the provisions of Section 7(h), Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or an Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.
(d)Limits on Transfer of Awards. Awards cannot be transferred, except the Committee is hereby authorized to permit the transfer of Awards under the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine (provided that no Award may be transferred for value):

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(i)	No Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

(ii)	Notwithstanding the provisions of Section 7(d)(i) above:
(A)	An Option may be transferred:
(1)to a beneficiary designated by the Participant in writing on a form approved by the Committee;
(2)by will or the applicable laws of descent and distribution to the personal representative, executor or administrator of the Participant’s estate; or
(3)to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant’s life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Options shall revert to and remain solely with the Participant. Notwithstanding a qualified assignment, for the purpose of determining compensation arising by reason of the Option, the Participant, and not the trust to which rights under such an Option may be assigned, shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.
(B)A Participant may assign or transfer rights under an Award of Restricted Stock or Restricted Stock Units:
(1)to a beneficiary designated by the Participant in writing on a form approved by the Committee;
(2)by will or the applicable laws of descent and distribution to the personal representative, executor or administrator of the Participant’s estate; or
(3)to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant’s life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely with the Participant. Notwithstanding a qualified assignment, for the purpose of determining compensation arising by reason of the Award, the Participant, and not the trust to which rights under such an Award may be assigned, shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.
(iii)	The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, any trustee, the personal representatives of the Participant’s estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant’s irrevocable undertaking to hold the Committee, the Company and its officers, agents and

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employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary, heir or trustee until it receives indemnity against claims of third parties satisfactory to the Company.

(e)Share Certificates. All certificates for, or other indicia of, Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f)Change in Control. The vesting and payment terms applicable to an Award following a Change in Control, if any, shall be determined by the Committee at the time the Award is granted and shall be specified in the applicable Award Agreement.
(g)Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, but subject to provisions of Section 409A of the Code and Section 7(h) of the Plan, any Award outstanding hereunder may at any time be cancelled in the Committee’s sole discretion upon payment of the value of such Award to the holder thereof in cash or in another Award hereunder, such value to be determined by the Committee in its sole discretion.
(h)Repricing. Except in connection with a corporate transaction involving the Company as described in Section 4(d) of the Plan (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights (including any Awards granted in substitution of any other such Awards) with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
(i)Clawback. Awards granted under the Plan are subject to the terms and conditions of the Company’s clawback provisions, policy, or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Shares at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any Award Agreement to which the Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any Award under the Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation to the extent permissible under Section 409A of the Code. Otherwise, any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an Award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such Awards and the recovery of amounts or benefits relating thereto).

SECTION 8. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)Amendments to the Plan. The Board may amend the Plan and the Board or the Committee may amend any outstanding Award; provided, however, that: (I) no Plan amendment shall be effective until approved by stockholders of the Company (i) if any stockholder approval thereof is required in order for the Plan to continue to satisfy the conditions of the applicable rules and regulations that the Committee has determined to be necessary to comply with, and (ii) if such Plan amendment would materially (A) increase the number of Shares available under the Plan or issuable to a Participant (other than

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a change in the number of Shares made in connection with an event described in Section 4(d) hereof), (B) change the types of Awards that may be granted under the Plan, (C) expand the class of persons eligible to receive Awards under the Plan, or (D) directly or indirectly (including through an exchange of underwater Options or SARs for cash or other Awards) reduce the price at which an Option or Stock Appreciation Right is exercisable (other than in connection with an event described in Section 4(d) hereof or the granting of a Substitute Award), and (II) without the consent of affected Participants, no amendment of the Plan or (other than as required herein) of any Award may materially impair the rights of Participants under outstanding Awards.
(b)Waivers. The Committee may waive any conditions to the Company’s obligations or rights of the Company under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.
(c)Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Code Section 409A and Section 7(h) of the Plan, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, including whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

SECTION 9. Correction of Defects, Omissions, and Inconsistencies.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.

SECTION 10. General Provisions.

(a)No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.
(b)Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. Notwithstanding  the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Shares delivered or required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Shares to be so withheld and delivered exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, and (ii) such additional withholding amount is authorized by the Committee.
(c)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.
(e)Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Florida (without regard to any state’s conflict of laws principles) and applicable Federal law. Any legal action related to this Plan shall be brought only in a federal or state court located in Florida.
(f)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed

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applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. Notwithstanding  anything to the contrary in this Plan (or in any other agreement, document or arrangement with the Company or its subsidiaries or Affiliates, or in any policy, procedure or practice of the Company or its subsidiaries or Affiliates (collectively, the “Arrangements”)):  (a) nothing in the Arrangements or otherwise limits a Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in the Arrangements or otherwise prevents a Participant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, Participants are not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
(g)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(h)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.
(i)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. Term.

The Plan shall be amended and restated effective as of the Amendment Effective Date and no Awards shall be made under the Plan on or after the ten-year anniversary of the Amendment Effective Date.

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TOPBUILD CORP.

NON-EMPLOYEE DIRECTORS EQUITY PROGRAM UNDER THE 2015 LONG TERM

STOCK INCENTIVE PLAN

Amended and Restated Effective April 28, 2025

For purposes of the TopBuild Corp. (the “Company”) Non-Employee Directors Equity Program (the “Program”), an “Eligible Director” is any director of the Company who is not an employee of the Company and who receives a fee for services as a director. Terms not defined herein have the meaning given to them in the Company’s 2015 Long Term Stock Incentive Plan, as amended from time to time (the “Plan”).

Section 1. Restricted Stock Award

(a)Eligibility, Amount, Adjustment of Awards.
(i)Eligibility for Award. On the date of each of the Company’s annual stockholders’ meetings (the “Annual Meeting”), each person who is or becomes an Eligible Director at such Annual Meetings shall be granted an Award of Restricted Stock (the “Annual Retainer”).
(ii)Amount of Award. The amount of the Award of Restricted Stock shall be determined by the Board from time to time. If an Eligible Director begins serving as a director other than as of the date of an Annual Meeting, Awards of Restricted Stock granted hereunder shall be granted on the date of the meeting of the Governance Committee that takes place on or after such Eligible Director is first elected or appointed to the Board, and such Awards shall be pro- rated to reflect the partial service to be provided by such Eligible Director in the period between Annual Meetings.

(iii)Adjustment to Amount or Terms of Award. The Board shall have sole discretion to adjust the amount of such initial award (the “Initial Award”) or the Annual Retainer to be paid in the form of Shares and the terms of any such Award of Shares. Except as the Board may otherwise determine, any increase or decrease in an Eligible Director’s Initial Award or the Annual Retainer during a period with respect to which such Eligible Director has already been granted an Award of Restricted Stock shall be implemented by increasing or decreasing the cash portion of such Eligible Director’s Annual Retainer; provided that any such increase or decrease shall comply with Section 409A of the Code and regulations thereunder to the extent an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code.

(b)Each Award of Restricted Stock granted hereunder shall vest on such schedule as determined by the Board at the time the Award is granted and, if no vesting schedule is specified, on the date of the next occurring Annual Meeting. The applicable Award Agreement shall set forth vesting conditions as well as such other terms and conditions applicable to the Award as shall be determined by the Board in its discretion, including provisions applicable upon the termination of the Eligible Director’s term of service as a director.
(c)The price of the Shares used in determining the number of Shares subject to an Award of Restricted Stock granted hereunder shall be calculated in accordance with the Company’s pricing policy or, if a pricing policy has not been adopted by the Company, shall be the fair market value of the Shares as determined by the Board on the effective grant date of such Award, in either case, rounded up to the next whole Share.
(d)Each Eligible Director shall be entitled to vote and receive dividends on the Shares subject to the Award of Restricted Stock but will not be able to obtain a stock certificate or sell, encumber, or otherwise transfer such Shares of Restricted Stock except in accordance with the terms of the Plan.

Section 2. Non-Compete Provision

Each Award of Restricted Stock granted hereunder shall contain a provision whereby the Award holder shall agree, in consideration for the Award and regardless of whether restrictions on Shares of Restricted Stock have lapsed, as follows:

(a)While the holder is a director of the Company and for a period of one year following the later of the last date of vesting of any Shares or the termination of such holder’s term as a director of the Company, other than a termination following a Change in Control, the Award holder shall agree not to engage in, and not to become associated in a “Prohibited Capacity” (as hereinafter defined) with any other entity engaged in, any ‘‘Business Activities” (as hereinafter defined) and not to encourage or assist others in encouraging any employee of the Company or any of its subsidiaries to terminate employment or to become engaged in any such Prohibited Capacity with an entity engaged in any Business Activities. “Business Activities” shall

TopBuild Corp. - Proxy Statement 67

mean the design, development, manufacture, sale, marketing or servicing of any product, or providing of services competitive with the products or services, of the Company or any subsidiary at any time while the Award is outstanding, to the extent that such competitive products or services are distributed or provided either (1) in the same geographic area as are such products or services of the Company or any of its subsidiaries or (2) to any of the same customers as such products or services of the Company or any of its subsidiaries are distributed or provided. “Prohibited Capacity” shall mean being associated with an entity as a director, employee, consultant, investor or in another capacity where (1) confidential business information of the Company or any of its subsidiaries could be used in fulfilling any of the holder’s duties or responsibilities with such other entity, or (2) an investment by the Award holder in such other entity represents more than 1% of such other entity’s capital stock, partnership or other ownership interests.
(b)Should the Award holder breach any of the restrictions contained in the preceding paragraph, by accepting an Award, the Award holder shall agree, independent of any equitable or legal remedies that the Company may have and without limiting the Company’s right to any other equitable or legal remedies, to pay to the Company in cash immediately upon the demand of the Company (1) the amount of income realized for income tax purposes from the Award, net of all federal, state and other taxes payable on the amount of such income, but only to the extent that such income is realized from restrictions lapsing on Shares or exercises occurring, as the case may be, on or after the termination of the Award holder’s term as a director of the Company or within the two-year period prior to the date of such termination, plus (2) all costs and expenses of the Company in any effort to enforce its rights under this or the preceding paragraph. The Company shall have the right to set off or withhold any amount owed to the Award holder by the Company or any of its subsidiaries or affiliates for any amount owed to the Company by the Award holder hereunder.

Section 3. Termination, Modification or Suspension

The Board may terminate, modify or suspend the Program at any time as it may deem advisable.

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ADMISSION TO THE 2025 ANNUAL MEETING

You will need a proxy card (or other proof of stock ownership) for admission to the virtual Annual Meeting of Shareholders on April 28, 2025. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

●	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope if you requested to receive printed proxy materials;
●	submitting the control number listed on your proxy card at the virtual Annual Meeting;
●	indicating your desire to attend the meeting through our Internet voting procedure; or
●	calling our Investor Relations department at (386) 763‑8801.

A proxy card will be mailed to you if:

●	your TopBuild shares are registered in your name; or
●	your TopBuild shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the Record Date, February 27, 2025, as indicated on a brokerage statement or letter from your broker.

Your proxy card will serve as verification of your ownership.

TopBuild Corp. - Proxy Statement 69

Investor Relations
(386) 763-8801

www.topbuild.com

475 N. Williamson Blvd
Daytona Beach, FL 32114

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V61033-P24998-Z89297 Nominees: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! TOPBUILD CORP. 475 NORTH WILLIAMSON BOULEVARD DAYTONA BEACH, FL 32114 TOPBUILD CORP. The Board of Directors recommends you vote FOR the following: 1. Election of Directors 1a. Alec C. Covington 1b. Ernesto Bautista, III 1c. Robert M. Buck 1d. Joseph S. Cantie 1e. Tina M. Donikowski 1f. Deirdre C. Drake 1g. Mark A. Petrarca 1h. Nancy M. Taylor Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To ratify the Company's appointment of Pricewaterhouse-Coopers LLP to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2025. 4. To approve the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for Director named in Proposal 1 in this proxy card and FOR Proposals 2, 3 and 4. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BLD2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V61034-P24998-Z89297 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PROXY TOPBUILD CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Luis F. Machado and Robert M. Buck as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of TopBuild Corp. held of record by the undersigned on February 27, 2025, at the Annual Meeting of Shareholders to be held on April 28, 2025, and any adjournment or postponements thereof. The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 IN THIS PROXY CARD AND “FOR” PROPOSALS 2, 3 AND 4. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting of Shareholders. Continued and to be signed on reverse side